As filed with the Securities and Exchange Commission on July 22, 1998

                                                      Registration No. 333-51737
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       to
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933

                                 ENTROPIN, INC.
                 (Name of small business issuer in its charter)

      Colorado                        283                      84-1090424
----------------------     ----------------------------   ----------------------
(State or jurisdiction     (Primary Standard Industrial     (I.R.S. Employer
 of incorporation or       Classification Code Number)    Identification Number)
    organization)
                                 Entropin, Inc.
                               45926 Oasis Street
                             Indio, California 92201
                                 (760) 775-8333
                   (Address and telephone number of principal
               executive offices and principal place of business)
                                ----------------

                                Higgins D. Bailey
                              Chairman of the Board
                                 Entropin, Inc.
                               45926 Oasis Street
                             Indio, California 92201
                                 (760) 775-8333
                  (Name, address and telephone number of agent
                                  for service)

                        Copies of all communications to:

                            A. Thomas Tenenbaum, Esq.
                               Judy A. Gooch, Esq.
                       Brenman Bromberg & Tenenbaum, P.C.
                             Mellon Financial Center
                         1775 Sherman Street, Suite 1001
                             Denver, Colorado 80203
                                 (303) 894-0234
                               (303) 839-1633 FAX

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                                          CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                          Proposed
                                                    Amount            Proposed             maximum            Amount of
Title of each class of                               to be             maximum            aggregate         registration
securities to be registered                        registered      offering price(1)   offering price(1)        fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock ($.001 Par Value)                      5,754,546         $  7.50           $43,159,095          $ 12,731.93
----------------------------------------------------------------------------------------------------------------------------

Common Stock Underlying Options                       296,668            7.50             2,225,010               656.38
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                               6,051,214         $  7.50           $45,384,105           $13,388.31

-----------------------------------------------------------------------------------------------------------------------------
(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(a) and (g).

                                              CROSS REFERENCE SHEET


Form SB-2
Item No.                                                                       Sections in Prospectus
---------                                                                      ----------------------
1         Front of Registration Statement and Outside Front
          Cover of Prospectus................................................. Cover Page



2         Inside Front and Outside Back Cover Pages of
          Prospectus.......................................................... Inside Front Cover Pages (I)(ii);
                                                                               Table of Contents


3         Summary Information and Risk Factors................................ Prospectus Summary; Risk Factors

4         Use of Proceeds..................................................... Prospectus Summary; Use of Proceeds

5         Determination of Offering Price..................................... Cover Page; Plan of Distribution

6         Selling Security Holders............................................ Selling Security Holders

7         Plan of Distribution................................................ Prospectus Summary; Plan of Distribution

8         Legal Proceedings................................................... Legal Proceedings

9         Directors, Executive Officers, Promoters and
          Control Persons..................................................... Management - Directors and Executive Officers

10        Security Ownership of Certain Beneficial Owners
          and Management...................................................... Security Ownership of Certain Beneficial Owners
                                                                               and Management

11        Description of Securities........................................... Description of Securities

12        Interest of Named Experts and Counsel............................... Experts

13        Disclosure of Commission Position on
          Indemnification for Securities Act Liabilities...................... Statement as to Indemnification

14        Organization within Last Five Years................................. The Company; Interests of Management and
                                                                               Others in Certain Transactions

15        Description of Business............................................. Prospectus Summary; Risk Factors; The Company

16        Management's Discussion and Analysis or Plan of
          Operation........................................................... Management's Discussion and Analysis or Plan of
                                                                               Operation

17        Description of Property............................................. The Company

18        Certain Relationships and Related Transactions...................... Interests of Management and Others in Certain
                                                                               Transactions
19        Market for Common Equity and Related
          Stockholder Matters................................................. Risk Factors; Market for Common Equity,
                                                                               Dividend Policy and Related Shareholder Matters



20        Executive Compensation.............................................. Management - Executive Compensation

21        Financial Statements................................................ Index to Financial Statements

22        Changes In and Disagreements With Accountants
          on Accounting and Financial Disclosure.............................. Experts

23        Indemnification of Directors and Officers........................... Indemnification of Directors and Officers

24        Other Expenses of Issuance and Distribution......................... Other Expenses of Issuance and Distribution

25        Recent Sales of Unregistered Securities............................. Recent Sales of Unregistered Securities

26        Exhibits............................................................ Exhibits

27        Undertakings........................................................ Undertakings

PROSPECTUS


                                 ENTROPIN, INC.

                                6,051,214 Shares

         This Prospectus relates to the resale by the holders (the "Selling Security Holders") named herein, for their own accounts, of up to 6,051,214 shares of Common Stock, $.001 par value (hereinafter sometimes referred to as the "Shares") of Entropin, Inc., a Colorado corporation (the "Company"). The Company is obligated to register: (a) 5,400,001 Shares and 180,001 Shares underlying options pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"); (b) 300,000 Shares in accordance with certain registration rights granted to purchasers in a private placement offering of securities; and,
(c) 54,545 Shares and an additional 116,667 Shares underlying options pursuant to contract agreements to register such shares . See Description of Securities - Options for the terms of the options.

         Pursuant to an agreement among certain Selling Security Holders (the "Shareholders Agreement") who are Company officers, directors and major shareholders, an aggregate of 4,748,388 Shares which they own may be sold or otherwise disposed of for a period of one year from the date of this Prospectus only as the Company may permit. The Shareholders Agreement was entered in anticipation that potential funding sources at times may require or request a restriction on disposition of securities owned by a company's management and major shareholders. The Shares subject to the Shareholders Agreement may be offered or sold under this Prospectus during the term of the Shareholders Agreement upon the Company's consent and after expiration of the Shareholders Agreement without such consent. See The Company and Selling Security Holders.

         The  Company  was  formerly  known  as  Vanden   Capital  Group,   Inc.
("Vanden"). In January 1998, the Company and Entropin, Inc., a California corporation, ("Old Entropin") consummated the Merger Agreement pursuant to which the Company acquired all of the issued and outstanding shares of stock of Old Entropin. In connection with the Merger Agreement, the Company changed its name to Entropin, Inc. and succeeded to the business activity of Old Entropin, which ceased to exist.

         The Company's Common Stock is traded on the Electronic Bulletin Board under the trading symbol "ETOP". See Market for Common Equity, Dividend Policy, The Company and Description of Securities.

         The shares of Common Stock being offered hereby are not being underwritten in this offering, and the Company will not receive any proceeds from their sale. The Company will receive cash proceeds from the exercise, if any, of outstanding options. See Selling Security Holders.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK TO INVESTORS. PROSPECTIVE PURCHASERS SHOULD CONSIDER CAREFULLY THE DISCUSSION UNDER RISK FACTORS COMMENCING ON PAGE 4 OF THIS PROSPECTUS.

         Brokers and dealers who propose to effect transactions in the Shares should assure themselves of the existence of appropriate exemptions from the securities registration requirements of the securities laws of the applicable jurisdictions or effectuate such registrations in connection with any offers or sales of the Shares.
                              -------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

                 The date of this Prospectus is          , 1998
                                                ---------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                            TABLE OF CONTENTS

Summary........................................  1       Security Ownership of Certain
Risk Factors...................................  4         Beneficial Owners and Management.................. 40
Use of Proceeds................................ 14       Interests of Management and Others in Certain
Capitalization................................. 14       Transactions........................................ 42
Market For Common Equity,                                Description of Securities........................... 44
 Dividend Policy and                                     Selling Security Holders............................ 46
 Related Shareholder Matters................... 15       Plan of Distribution................................ 50
Management's Discussion and                              Legal Matters....................................... 51
 Analysis or Plan of Operations................ 15       Experts............................................. 51
The Company.................................... 18       Shares Eligible for Future Sale..................... 52
Legal Proceedings.............................. 28       Additional Information.............................. 52
Management..................................... 28       Glossary............................................ 53
Executive Compensation......................... 34       Financial Statements............................... F-1

                                     SUMMARY

          The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Technical terms used herein are defined in the Glossary. See Glossary.

                                   THE COMPANY

          Entropin, Inc. (the "Company") is a developing stage company engaged in the pharmaceutical research business. The Company is currently developing a patented medicinal preparation known as Esterom(R), formulated for the treatment of impaired range of motion associated with acute lower back sprain and acute painful shoulder.


          The Company's scientific advisor, Dr. James E. Wynn and the inventor of Esterom(R), Dr. Lowell M. Somers, have identified three new molecules which serve as the basis for seven U.S. patents owned by the Company. The Company estimates that an average of 17 years of patent protection remain. Patent applications have been filed in 29 foreign countries which the Company believes will provide protection for a significant market worldwide. Future plans include the research and development of additional drugs related to Esterom(R)'s technology.

          The Company has a current and open Investigational New Drug ("IND") file with the U.S. Food and Drug Administration ("FDA") and is in Phase II of the approval process. Four preclinical animal studies and FDA Phase I Clinical Studies on Esterom(R) have been successfully completed. The results of the Phase II study indicate that the drug is safe and effective. The Company has designed the Phase III Protocol and must complete the Phase III Study prior to completion of the New Drug Application ("NDA") required by the FDA for final approval of a new prescription drug.

          The two indications tested with the topical application of Esterom(R) were acute lower back sprain and acute painful shoulder. The range of motion of each condition was improved significantly when compared with patients receiving a placebo. The Company believes that these two conditions affect about sixty million Americans each year and represent a substantial domestic market. There is no estimate available for the size of the international market, which also appears to have potential. Additional markets under consideration are the domestic and international veterinary markets.

         The Company was incorporated in the State of Colorado in 1987 as Vanden Capital Group, Inc. for the primary purpose of providing business and management advisory services. The Company also had been considering business acquisitions. On January 15, 1998, the Company and Entropin, Inc., a California corporation, ("Old Entropin") consummated an Agreement and Plan of Merger ( the "Merger Agreement"), whereby the Company acquired all of the issued and outstanding shares of Old Entropin stock in exchange for: (i) the issuance of 5,700,001 shares of the Company's Common Stock (which amount includes 300,000 shares issued pursuant to a private placement conducted by Old Entropin); (ii) issuance under an option 180,001 shares of the Company's Common Stock; and, (iii) the issuance of 3,210,487 shares of the Company's Series A redeemable non-voting preferred stock. In connection with the Merger, the Company changed its name to Entropin, Inc., and succeeded to the business activity of Old Entropin. For the period from inception through March 31, 1998, the Company had an accumulated deficit of $4,662,869.

          The Company is obligated to register: (a) 5,400,001 Shares and 180,001 Shares underlying options pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"); (b) 300,000 Shares in accordance with certain registration rights granted to purchasers in a private placement offering of securities; and, (c) 54,545 Shares and an additional 116,667 Shares underlying options pursuant to contractual agreements to register such shares. See Description of Securities - Options for the terms of the options.

          The Company has entered an agreement with its officers and directors and major shareholders pursuant to which 4,748,388 Shares owned by such persons may be sold only as the Company may permit for a period of one year from the date of this Prospectus. The Shareholders Agreement was entered in anticipation that potential funding sources at times may require or request a restriction on disposition of securities owned by a company's management and major shareholders. See The Company.

          The Company's executive offices are located at 45926 Oasis Street, Indio, California 92201 and its telephone number is (760) 775-8333.

                                  THE OFFERING

Common Stock Offered for
Selling Security Holders....................    6,051,214 shares of Common Stock $0.001 par value.
                                                (includes 296,668 shares underlying options held by
                                                certain Selling Security Holders).  See Security Holders.

Use of Proceeds.............................    The Company will not receive any proceeds from the sale
                                                of the Shares. The Company will receive cash proceeds
                                                from the exercise, if any, of outstanding options. See Use of Proceeds and The Company.

Risk Factors................................    An investment in the securities offered by this Prospectus involves a high degree of risk and should be considered
                                                only by persons who can afford the loss of their entire
                                                investment.  Prospective purchasers should review
                                                carefully the entire Prospectus and should consider,
                                                among other things the matters set forth under Risk
                                                Factors.

                             SELECTED FINANCIAL DATA

          The following selected financial data should be read in conjunction with Management's Discussion and Analysis or Plan of Operations, and the financial statements and notes thereto included elsewhere in this Prospectus. The statements of operations data for the years ended December 31, 1997 and

1996, and the balance sheet data at December 31, 1997 and 1996 are derived from and should be read in conjunction with the financial statements of the Company and notes thereto audited by Causey Demgen & Moore Inc., independent auditors.

         The selected financial data as of and for the three month period ending March 31, 1998 and 1997, and for the period from August 27, 1984 (inception) to March 31, 1998 are derived from the unaudited financial statements of the Company, which, in the opinion of the Company reflected all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the results for the three months ended March 31, 1998 and 1997, which are not necessarily indicative of the results for a full year.

                                                                                                               Unaudited
                                                                                                               Cumulative
                                                                                                              Amounts from
                                                                                    Unaudited                   Inception
STATEMENTS OF OPERATIONS                                                       Three Months ended                through
 DATA:                                  Years Ended December 31,                    March 31                    March 31
                                        ------------------------               ------------------             ------------
                                         1996               1997              1997             1998               1998
                                         ----               ----              ----             ----               ----
Revenues                              $       -        $         -         $       -       $        -         $         -

Research and development                167,818            683,209            37,845            3,772           3,756,626

Other costs and expenses (net)          207,320            415,239            47,039           97,922             906,243
                                      ---------        -----------         ---------       ----------         -----------
Net loss                              $(375,138)       $(1,098,448)        $( 84,884)      $( 101,694)        $(4,662,869)
                                      =========        ===========         =========       ==========         ===========
Basic net loss per common
share(1)                              $    (.07)       $      (.21)        $    (.02)      $     (.02)        $      (.89)
                                      =========        ===========         =========       ==========         ===========
Common shares used in
computing basic net loss per
common share(1)                       5,220,000          5,220,000         5,220,000        5,870,000           5,232,000
                                      =========          =========         =========        =========           =========

BALANCE SHEET DATA:                                                                                    Unaudited Pro
                                      December 31,          December 31,            Unaudited            forma(2)
                                         1996                  1997               March 31, 1998       March 31, 1998
                                      ------------          ------------          --------------       --------------
Cash and cash equivalents             $     1,677           $       291            $   538,506           $ 2,398,506

Working capital (deficit)             $  (162,916)          $  (423,395)           $   511,939           $ 2,371,939

Total assets                          $   225,003           $   282,493            $   805,462           $ 2,665,462

Long-term liabilities                 $ 3,143,137           $ 3,365,982            $   159,067           $   159,067

Series A Redeemable preferred
stock                                           -                     -              3,210,487             3,210,487

Series B Convertible preferred
stock                                           -                     -                      -             1,860,000

Stockholders' equity (deficit)        $(3,087,727)          $(3,512,175)           $(2,595,659)          $(2,595,659)

(1) See Note 5 to the Financial Statements for a description of the computation of net income (loss) from continuing operations per common share.

(2) Adjusted to give effect to net proceeds from sale of 400,000 shares of Series B convertible redeemable preferred stock at $5.00 per share.

                                  RISKS FACTORS

         The Shares offered hereby are speculative in nature and involve a high degree of risk. The Shares should be purchased only by persons who can afford to lose their entire investment. Therefore, prior to making any purchase, each prospective investor should consider very carefully the following risk factors, as well as all of the other information set forth elsewhere in this Prospectus, including the information contained in the financial statements.

SUBSTANTIAL CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING

         The Company's operations to date have consumed substantial capital without generating any revenues, and the Company will continue to require substantial and increasing amounts of funds to conduct necessary research and development, preclinical and clinical testing of its products, and to market any products which may receive regulatory approval. In January 1998 in connection with the merger, the Company obtained: (i) $220,000 from Vanden; (ii) proceeds of $825,000 from a private placement of securities; and, (iii) additional liquidity for the Company's current operations by the conversion of $3,210,487 in debt to Series A redeemable nonvoting Preferred Stock. The Company is currently conducting a private offering of a maximum of 400,000 shares of convertible preferred stock for 2 million dollars which will be completed by July 31, 1998. (See Management's Discussion and Analysis or Plan of Operations, and Description of Securities.) The Company may seek additional funds within the next 10 to 12 months to fund continuing research and development costs. If the Company should require additional funding within the next 10 to 12 months, the Company believes that it will be able to obtain such financing. The Company anticipates that additional funding of up to $6,000,000 will be required over the following three years to successfully complete the FDA approval process. The Company's ability to meet its cash obligations as they become due and payable in the subsequent fiscal year is expected to depend for at least the next several years on its ability to obtain equity and/or debt capital.

          The Company is contractually obligated to pay a royalty in the aggregate of approximately one to three percent (1% to 3%) of gross revenue to certain persons pursuant to separate agreements of dissolution among the partners of a partnership. . Under a separate agreement entered into with six limited partners and heirs of limited partners who own in the aggregate 64.28% of the limited partnership, the Company is obligated to pay a bonus payment in the aggregate of $96,420 at the time the Company is reimbursed by a drug company for past expenses paid for development of the medicine, as well as 64.28% of a decreasing payment rate (3% to 1%) on cumulative annual royalties received by the Company. No liability has been accrued with respect to this agreement.

         In a separate agreement, the Company has agreed to pay two limited partners owning the remaining 35.72% interest in the limited partnership, 35.72% of a decreasing earned payment (3% to 1%) on cumulative annual sales of products by the Company until October 10, 2004. From October 10, 2004 until October 10, 2014, the Company will pay the partners 17.86% of the earned payment. The Company also agreed to pay the former limited partners an aggregate of $40,000 and a combined minimum earned payment of $3,572 per calendar quarter beginning December 1, 1989. The minimum earned payment is payable when the Company is either reimbursed for expenses paid for the development of the medicine or from the first income received by the Company from net sales of the medicine. The Company has accrued the liability regarding the minimum earned payment. The Company will receive a credit against the earned payments for 50% of monies which are expended in connection with preparing, filing, obtaining, and maintaining patents involved with the sold rights.

         In addition, the Company has entered into an agreement with Western Center for Clinical Studies, Inc. ("WCCS"), whereby WCCS will assist the Company in obtaining FDA approval for its product, Esterom(R), implementing a business plan and providing experienced personnel to bring Esterom(R) to commercialization, in exchange for a management fee of $880,400 to be paid over the 33 month term of the agreement, as well as provide stock options to purchase 450,000 shares of the Company's Common Stock over the 33 month period at an exercise price of $1.50 per share. The Company intends to use the proceeds from the private placement of its Series B convertible preferred stock to meet its monthly payment obligation to WCCS. The payment obligation commenced in April, 1998.

         There can be no assurance that the Company will be successful in raising funds necessary to bring Esterom(R) to market. Additional funds will be sought, most likely through sale of equity or debt securities, which can be expected to result in substantial dilution to existing shareholders, including purchasers of the Shares. The Company may also seek funds through collaborative arrangements with strategic partners or others. Such arrangements could require relinquishment of rights to certain technologies, products or markets which it would not otherwise relinquish. If adequate funds are not available, the Company will delay and may be unable to complete Phase III testing. See Risk Factors - "Substantial Capital Needs, Management's Discussion and Analysis or Plan of Operations, and The Company.

EARLY STAGE OF PRODUCT DEVELOPMENT; SUBSTANTIAL OPERATING LOSSES

         The Company has not yet generated any operating revenues. The Company cannot predict when marketing approval for Esterom(R) will be obtained, if ever. Even if such approval is obtained, there can be no assurance that Esterom(R) will be successfully marketed. The Company has experienced significant operating losses due to substantial expenses incurred to acquire and fund development of the product and, as of March 31, 1998, had an accumulated deficit of $4,662,869. The Company expects its operating expenses to increase over the next several years as it funds development, clinical testing and other expenses of seeking FDA approval. The Company's ability to achieve a profitable level of operation is dependent in large part on obtaining regulatory approvals for Esterom(R) and any subsequent products, entering into agreements for product development and commercialization, and expanding from development into successful marketing, all of which will require significant amounts of capital. There can be no assurance that the Company will ever achieve a profitable level of operations. See Management's Discussion and Analysis or Plan of Operations.

POSSIBLE INABILITY TO MEET CASH OBLIGATIONS

         The Company may experience cash flow difficulties from time to time due to its substantial capital needs. For the foreseeable future, the Company's ability to meet its obligations as they become due and payable will depend on its ability to obtain debt and/or equity funding. In the event that the Company cannot raise sufficient capital when needed to sustain or expand its operations, the Company would likely suspend research and development activities. See Risk Factors - "Substantial Capital Needs , Management's Discussion and Analysis or Plan of Operations, and The Company.

DEPENDENCE ON ONE PRODUCT AND FDA APPROVAL

         The Company's principal development efforts are centered on the development of a new drug, Esterom(R), which management believes shows promise for the treatment of impaired range of motion associated with acute lower back sprain and acute painful shoulder. While limited clinical trials of Esterom(R) have to date produced favorable results, significant additional trials are required, and no assurance can be given that the drug will ultimately be approved by the FDA. The Company intends to develop additional products; however, the Company has not identified any other potential products at this time and there can be no assurance that any additional drugs will be developed or approved for marketing by the FDA. The Company has never introduced a product for sale to the public, and no assurance can be given that marketing of the Company's product in any country in which it may be approved will be financially successful, which could materially adversely effect the Company. See The Company.

TECHNOLOGICAL CHANGE AND COMPETITION

         The pharmaceutical industry is characterized by intense competition and is subject to rapid and significant technological change. Rapid technological development may cause the products to become obsolete before the Company recoups all or any portion of the related expenses. The Company's competitors include major pharmaceutical companies, biotechnology firms and universities and other research institutions, both in the United States and abroad, which are actively engaged in research and development of products in the therapeutic areas being pursued by the Company. Most of the Company's competitors have substantially greater financial, technical, manufacturing, marketing and human resource capabilities than the Company. In addition, many of the Company's competitors have significantly greater experience in testing new or improved therapeutic products and obtaining regulatory approvals of products. Accordingly, the Company's competitors may succeed in obtaining regulatory approval for products more rapidly than the Company. If the Company commences significant commercial sales of its products, it will also be competing with respect to manufacturing efficiencies and marketing capabilities, areas in which it has little experience. See The Company - Competition.

GOVERNMENT REGULATION AND PRODUCT APPROVALS

         The research, preclinical development, clinical trial, manufacturing, marketing and sale of pharmaceuticals are subject to extensive regulation by governmental authorities. Products which may be developed by the Company cannot be marketed commercially in any jurisdiction in which they have not been approved.  In  the  United  States,  pharmaceuticals  are  subject  to  rigorous
regulation   by  the  U.S.  Food  and  Drug   Administration   ("FDA")  via  the
Investigational New Drug Application ("IND") and New Drug Application ("NDA") approval process for bringing new drug products to the market. In addition, certain pharmaceuticals are subject to review by the Drug Enforcement Agency
(DEA) to determine the status as a controlled substance. The Federal Food, Drug and Cosmetic Act, the regulations promulgated thereunder, and other federal and state statutes and regulations govern, among other things, the testing, manufacture, labeling, storage, record keeping, advertising and promotion of the Company's potential products.

          The process of obtaining regulatory approvals is lengthy and extremely expensive. Approval by U.S. authorities does not guarantee, nor necessarily facilitate or expedite, approval in other countries. Further, government regulations are subject to change and it is possible that additional criteria may be established or imposed which could prevent or delay regulatory approval of Esterom(R) or any subsequent products of the Company. See The Company - Governmental Regulations.

         The Company's product, Esterom, contains chemicals derived from a substance that is considered to have abuse potential and therefore, is currently classified as a controlled substance by the DEA. However, no evidence of central nervous or cardiovascular systems stimulation were noted in Phase I or II trials. The Company has submitted a petition to the DEA to delist or reclassify Esterom from its current Schedule II status, based on the data obtained in Phase I and II clinical studies in human beings which provides evidence that the product does not have abuse potential and therefore, does not warrant scheduling as a controlled substance. The petition is currently under review by the U.S. Attorney General to determine if it is possible to approve the petition without violating U.S. laws or U.S. international treaty obligations. A change in controlled substance schedule would require FDA concurrence which is unlikely to be given before the product is approved for marketing. In the event that the Company's product is not reclassified, the extra requirements of prescribing a drug product in this category may decrease its sales and profitability to some extent. However, the Company believes that the restrictions on the number of doses and refills placed on Schedule II status drugs will not present a material risk for the Company because Esterom(R) has been demonstrated in a double-blind, placebo controlled Phase II study of back sprains and strains and certain shoulder injuries to be effective after only two doses. It may also be possible for orthopedic surgeons and sports medicine physicians to apply Esterom(R) in their office, bypassing the need of the patient to take a prescription to a pharmacy for filling. See The Company- Governmental Regulations, DEA Status.

DEPENDENCE ON AGREEMENT WITH WESTERN CENTER FOR CLINICAL STUDIES, INC.

         The Company has entered into an agreement with the Western Center for Clinical Studies, Inc. ("WCCS"), a California corporation experienced in providing assistance to companies in the process of taking pharmaceutical products through the FDA approval process (the "Agreement"). The Company will rely on WCCS for its expertise in assisting the Company to obtain FDA approval for its product, Esterom(R), in exchange for a management fee of $880,400 to be paid over the 33 month term of the Agreement, as well as grant stock options to WCCS within thirty days after execution of the Agreement to purchase an aggregate of 450,000 shares of Entropin common stock, exercisable for a period of five years from date of vesting at an exercise price of $1.50 per share. In the event that the Company can not pay the financial obligations required by the Agreement, the Company would be forced to terminate the Agreement by giving 60 days' notice, and make a cash payment to WCCS in the amount of three (3) months' management fees, or $76,400. The loss of the services provided by WCCS would adversely affect the Company's ability to obtain timely FDA approval on its product, Esterom, and the Company would likely suspend further research and development activities. See Risk Factors - "Substantial Capital Needs , Management's Discussion and Analysis or Plan of Operations, and The Company.

DEPENDENCE ON MANUFACTURER AGREEMENT

         In January 1997, the Company entered into Development and Supply Agreements with Mallinckrodt, Inc. ("Mallinckrodt") for ten (10) year terms to develop all of the chemistry, manufacturing and controls necessary to comply with the bulk drug master file requirements of the FDA. If the Company must seek an alternative manufacturer of its product and is unable to obtain or retain third party manufacturing on commercially acceptable terms, it may not be able to commercialize pharmaceutical products as planned. Moreover, contract manufacturers that the Company may use must adhere to current Good Manufacturing Practices ("GMP") which are regulations enforced by the FDA through its facilities inspection program. These facilities must pass a pre-approval plant inspection before the FDA will issue an approval to market the product. The Company's dependence upon third parties for the manufacture of pharmaceutical products may adversely affect the Company's profit margins and its ability to develop and deliver pharmaceutical products on a timely and competitive basis. See Management's Discussion and Analysis or Plan of Operations, and The Company
- Proposed Manufacturing Plans.

DEPENDENCE ON SOLE-SOURCE SUPPLIER

         In January 1997, the Company entered into a Supply Agreement with Mallinckrodt, Inc. ("Mallinckrodt") for a ten (10) year term to supply the cocaine essential to its product. The Company will rely exclusively on Mallinckrodt as the sole supplier of the bulk active product in North America. Therefore, Mallinckrodt is currently the sole source for cocaine and for manufacturing the Company's product, Esterom(R). For the year ended December 31, 1997, the contract price of the ingredient was fixed based on the number of liters ordered by the Company. In subsequent years, the cost per liter will be adjusted based on changes in the price of the components in the bulk active product.

          If the Company is unable to obtain a sufficient supply of the product from Mallinckrodt or such supplies are delayed, the Company could experience significant delays in bringing the product to market as well as delays in human clinical testing schedules and delays in submissions of the product for regulatory approval and initiation of further development progress, any of which could have a material adverse effect on the Company's business and results of operations. In addition, if the Company must seek an alternative supplier and is unable to obtain or retain third party manufacturing on commercially acceptable terms, it may not be able to commercialize pharmaceutical products as planned. See Management's Discussion and Analysis or Plan of Operations, and The Company
- Proposed Manufacturing Plans.

DEPENDENCE ON THIRD PARTIES TO MARKET THE COMPANY'S PRODUCT

         The Company does not intend to manufacture any pharmaceutical products. The Company believes that its strategy for outsourcing manufacturing is cost effective since it avoids the high fixed costs of plant, equipment and large manufacturing staff, and thereby enables the Company to conserve its resources. However, there can be no assurance that the Company would be able to outsource manufacture any of such products successfully and in a cost-effective manner. The Company will seek to identify and propose strategic partners and/or distributors for the Company's product. If the Company should encounter delays or difficulties in establishing relationships with drug manufacturers to produce, package and distribute its finished pharmaceutical products, market introduction and subsequent sales of such products would be adversely affected. See The Company.

DEPENDENCE ON OFFICERS AND FUTURE EMPLOYEES

         The Company is dependent on its officers and directors. The following officers of the Company are also officers of WCCS, a subcontractor employed to assist the Company in obtaining FDA approval for its product, and will serve only during the term of the WCCS contract (33 months): President, Daniel L. Azarnoff, M.D.; Vice President of Science/Regulatory Affairs, Lois Rezler, Ph.D.; and, Chief Operating Officer, Roy S. Azarnoff, Ph.D. If the WCCS agreement is terminated for any reason prior to the Company's obtaining FDA approval of its product, the loss of services by any of the above officers would adversely affect the management of the Company. In addition, if the Company fails to retain the services of its Chief Executive Officer or Chief Financial Officer, the Company's operations would be adversely affected. The Company does not have key man insurance on any of its officers or directors. See Management.

MANAGEMENT OF GROWTH

         The Company's ability to manage its growth, if any, will require it to continue to improve and expand its management, operational and financial systems and controls. If the Company's management is unable to manage growth effectively, the Company's business and results of operations will be adversely affected. See The Company and Management.

TECHNOLOGICAL UNCERTAINTIES

         All of the Company's product development efforts are based upon technologies and therapeutic approaches that have not been widely tested or used. There is, therefore, a significant risk that these approaches will not prove to be successful. While the Company believes that the results obtained to date in preclinical and limited clinical studies support further research and development, those results are not necessarily indicative of results that will be obtained in further human clinical testing. See The Company.

PHARMACEUTICAL PRICING; PENDING HEALTH CARE REFORMS

         Government health administration authorities, together with private health insurers, increasingly are attempting to contain health care costs by limiting the price or reimbursement levels for medical products and services. In certain foreign markets, pricing or profitability of prescriptive pharmaceuticals is subject to government control. In the United States, there have been a number of federal and state proposals to implement similar government controls or otherwise significantly reform the existing health care system. Due to uncertainties as to the ultimate features of this or any other reform initiatives that may be enacted, the Company cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted, or what impact they may have on the Company. It is possible that any legislation which is enacted will include provisions resulting in price limits, utilization controls or other consequences that may adversely affect the Company. See The Company - Governmental Regulations.

PATENTS AND PROPRIETARY RIGHTS

         Although the Company has been issued certain patents, patents are not a guarantee of protection from competitors, especially in an area characterized by rapid advances. Enforcement of patents and proprietary rights in many countries can be expected to be problematic or unpredictable. There can be no assurance that any patents issued or licensed to the Company will not be challenged, invalidated, infringed upon, or designed around by others or that the claims contained in such patents will not infringe the patent claims of others. Furthermore, there can be no assurance that others will not independently develop similar products. Although management believes that patents provide significant protection for the Company's product, the Company's business may be adversely affected by competitors who develop a substantially equivalent product. Patent litigation can be extremely expensive, and the Company may find that it is unable to fund litigation necessary to defend its rights. See The Company - Patent.

PRODUCT LIABILITY; LACK OF INSURANCE

         The Company's business will expose it to potential product liability risks which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products, and product liability claims may be asserted against the Company. Product liability insurance for the pharmaceutical industry generally is expensive. The Company intends to obtain product liability insurance prior to the commencement of Phase III clinical studies. There can be no assurance that adequate insurance coverage will be available at acceptable costs, or that a product liability claim would not adversely affect the business or financial condition of the Company.


AUTHORIZED STOCK AVAILABLE FOR ISSUANCE BY THE COMPANY

         There are presently outstanding 6,000,051 shares out of a total of 50,000,000 shares of Common Stock, $.001 par value, and 3,210,487 shares of Series A redeemable nonvoting Preferred Stock, $.001 par value, out of 10,000,000 shares of Preferred Stock authorized for issuance under the Company's Articles of Incorporation. The Company has designated 400,000 shares of its Preferred Stock as Series B convertible Preferred stock, which are being sold in a private offering at $5.00 per share and are convertible on a 1 for 1 basis into Common Stock. The remaining shares of Common Stock and/or Preferred Stock not issued or reserved for specific purposes may be issued without any action or approval of the Company's shareholders. To the extent persons holding the Company's options exercise their options and receive shares of Common Stock, the number of shares of Common Stock outstanding will increase; however, there can be no assurance that any of the option holders will exercise their options. Other than the option exercise, management has no present plans, agreements or undertakings involving the issuance of such shares except as disclosed in this Prospectus. Any such issuances could be used as a method of discouraging, delaying or preventing a change in control of the Company or could dilute the shareholders' ownership of the Company. There can be no assurance that management will not undertake to issue such shares if it deems it appropriate to do so. See Description of Securities.


ANTI-TAKEOVER PROVISIONS

         The Company's Board of Directors can, without obtaining shareholder approval, issue shares of Preferred Stock having rights that could adversely affect the voting power of the Common Stock. The possible issuance of shares of Preferred Stock can be used to oppose hostile takeover attempts.
See Description of Securities.

POSSIBLE VOLATILITY OF PRICE OF SHARES OF COMMON STOCK

         The prices of securities of publicly traded corporations tend to fluctuate widely. It can be expected, therefore, that there may be wide fluctuations in the price of the Company's Common Stock. A public market for the Common Stock has developed only recently and there is no assurance that the market in the Common Stock will be sustained. The Company's Common Stock is traded on the Electronic Bulletin Board under the trading symbol "ETOP". Fluctuations in trading interest and changes in the Company's operating results, financial condition and prospects could have a significant impact on the market prices for the Common Stock. See Market for Common Equity, Dividend Policy and Related Shareholder Matters.


Lack of Dividends

         The Company has never paid any cash dividends on its Common Stock and does not anticipate paying dividends in the foreseeable future. No person seeking dividend income from an investment should purchase Shares offered hereby. The Company is obligated to pay dividends on its Series A redeemable nonvoting Preferred Stock; however, the obligation is non-cumulative. In addition, the Company is obligated to pay an annual dividend equivalent to $.50 per share for each outstanding share of its convertible Series B Preferred Stock; the obligation is cumulative and, at the Company's discretion, may be paid in cash or Common Stock. See Description of Securities.


INDEMNIFICATION AND LIMITED MONETARY DAMAGES

         The Company's Amended Articles of Incorporation limit the liability of the directors to shareholders for monetary damages for breach of a fiduciary duty except in cases of liability for: (i) any breach of their duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) certain unlawful distributions; or, (iv) transaction from which the director derived an improper personal benefit. Shareholders cannot recover in full for improper acts of the Board and its members.

SHARES  ELIGIBLE FOR FUTURE  SALE;  POSSIBLE  ADVERSE  EFFECT ON PRICE OF COMMON
STOCK

         Future sales of Common Stock by current shareholders and option holders could adversely affect the market price of the Company's Common Stock. All of the Shares registered hereunder can be resold pursuant to this Prospectus. However, the Company has entered into an agreement with its officers and directors and major shareholders pursuant to which 4,748,388 Shares owned by such persons may be sold only as the Company may permit for a period of one year from the date of this Prospectus. The Shareholders Agreement was entered in anticipation that potential funding sources at times may require or request a restriction on disposition of securities owned by a company's management and major shareholders. (See The Company, Selling Security Holders and Shares Eligible for Future Sale.) In the event the Shares are not sold under this Prospectus, the Shares remain "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act. In general, under Rule 144, as currently in effect, any person (or persons whose shares are aggregated), including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of payment therefor to the Company or acquisition thereof from an affiliate, may sell such securities in brokers' transactions or directly to market makers, provided that the number of shares sold in any three month period may not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about the Company. After two years have elapsed from the later of the issuance of restricted securities by the Company or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under Rule 144.


         Sales of substantial amounts of Common Stock by shareholders of the Company under Rule 144 or otherwise, or even the potential for such sales, are likely to have a depressive effect on the market price of the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

         This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Company intends that such forward-looking statements be subject to the safe harbors for such statements under such sections. The Company's forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to the Company's planned marketing efforts and future economic performance of the Company. The forward-looking statements and associated risks set forth in the Prospectus include or relate to the ability of the Company to: (i) obtain regulatory approval for its product, including, but not limited to, the FDA; (ii) obtain meaningful consumer acceptance and a successful market for the product on a national and international basis at competitive prices; (iii) develop and maintain an effective national and international sales network; (iv) forecast demand for its product; (v) maintain pricing and thereby maintain adequate profit margins; and, (vi) achieve adequate intellectual property protection.

         The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that: (i) the Company will obtain the necessary governmental and regulatory approval for its product and subsequently, market and provide the product on a timely basis; (ii) the Company will obtain equity and/or debt capital; (iii) there will be no material adverse competitive or technological change in condition of the Company's business; (iv) there will be a demand for the Company's product; (v) the Company's forecasts accurately anticipate market demand; and, (vi) there will be no material adverse change in the Company's operations, business or governmental regulation affecting the Company or its suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in "Risk Factors", there are a number of other risks inherent in the Company's business and operations which could cause the Company's operating results to vary markedly and adversely from prior results, or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause the Company to alter its marketing, capital investment and other expenditures, which may also materially adversely affect the Company's results of operations. In light of significant uncertainties inherent in forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be achieved. See Management's Discussion and Analysis or Plan of Operations and The Company.

                                 USE OF PROCEEDS

         None of the proceeds from the sale of the shares of Common Stock by the Selling Security Holders will be received by the Company. The Company will receive cash proceeds from the exercise, if any, of outstanding options. See Selling Security Holders and Plan of Distribution.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of March 31, 1998, and as adjusted to give effect to the private offering of 400,000 Shares of Series B convertible Preferred Stock.

                                                                                          March 31, 1998
                                                                                          --------------
                                                                                                        Pro Forma
                                                                                    Actual             as adjusted(1)
                                                                                 -----------           --------------
Long-term debt                                                                   $   159,067            $   159,067

Series A redeemable nonvoting preferred stock, $.001                               3,210,487              3,210,487
  par value; 3,210,487 shares, issued and outstanding

Series B convertible redeemable nonvoting preferred
 stock, $.001 par value; 400,000 shares, issued and
outstanding, as adjusted
                                                                                         -0-              1,860,000
Stockholders' equity (deficit):

Preferred stock, $.001 par value; 10,000,000 shares authorized, Series A and Series B outstanding
  (reported above)

Common stock, $.001 par value; 50,000,000 shares                                       6,000                  6,000
authorized, 6,000,051 shares issued and
outstanding

Additional paid-in capital                                                         2,061,021              2,061,210

Deficit accumulated during the development stage                                  (4,662,869)            (4,662,869)
                                                                                 -----------            -----------
Total stockholders' equity (deficit)                                              (2,595,659)            (2,595,659)
                                                                                 -----------            -----------
Total capitalization                                                             $   773,895            $ 2,633,895
                                                                                 ===========            ===========

-------------------
(1) Adjusted to give effect to the private offering of 400,000 shares of convertible, non-voting Series B Preferred Stock at $5.00 per share.

                  MARKET FOR COMMON EQUITY, DIVIDEND POLICY AND
                           RELATED SHAREHOLDER MATTERS


         MARKET INFORMATION. The Company's securities are not eligible for listing on the NASDAQ system; however, the Company's stock commenced trading on the Electronic Bulletin Board under the trading symbol "ETOP" on February 25, 1998. The following table sets forth the high and low bid prices for the Company's Common Stock since the Common Stock commenced trading on February 25, 1998. The quotations reflect inter-dealer prices, with retail mark-up, mark-down or commissions, and may not represent actual transactions. The information presented has been derived from National Quotation Bureau, Inc.

            1998 Fiscal Year                     High Bid            Low Bid
            ----------------                     --------            -------

First Quarter                                     $3.375              $3.00
Second Quarter                                    $7.875              $3.25
Third Quarter (through July 20, 1998)             $7.50               $7.50

        On July 20, 1998, the last reported bid and asked prices for the Common Stock were $7.50 and $8.25, respectively.


        DIVIDEND POLICY. The payment of dividends by the Company is within the discretion of its Board of Directors and depends in part upon the Company's earnings, capital requirements and financial condition. Since its inception, the Company has not paid any dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance its operations.


        SHAREHOLDER   INFORMATION.   As  of  July  20,  1998,  the  Company  had
approximately 217 holders of record of the Company's Common Stock and four (4) holders of record of the Company's Series A Preferred Stock.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS


PLAN OF OPERATIONS

        The Company is a development stage pharmaceutical company and has not generated any revenues for the period from August 27, 1984 (inception) to date. The Company has devoted substantially all its resources to acquisition of patents, research and development of the medicine, and expenses related to the startup of its business.

         The Company has been unprofitable since inception and expects to incur substantial additional operating losses for at least the next 12 months, as well as for the next few years, as it increases expenditures on research and development and begins to allocate significant and increasing resources to clinical testing, marketing and other activities. As described below, in 1998 the Company completed a private placement, exchanged preferred stock for debt and completed a reverse acquisition accounted for as a recapitalization of the Company. These events will provide additional liquidity for the Company for current operations. The Company is currently conducting an additional private placement of up to $2,000,000 in convertible Series B preferred stock which funds will be used to fund operations during the next 12 months. The Company anticipates requiring additional funding of up to $6,000,000 over the following three years to successfully complete the FDA approval process.

        The Company recently entered into an agreement with the Western Center for Clinical Studies, Inc. (WCCS), a California corporation experienced in managing pharmaceutical development. During the 33 month term of the agreement, WCCS will assist the Company in obtaining FDA approval for its product Esterom(R), implementing a business plan and providing experienced personnel to bring Esterom(R) to commercialization. The Company will be required to pay a management fee of approximately $880,400 over the term of the agreement, as well as provide stock options to purchase 450,000 shares of the Company's Common Stock over the 33 month period at an exercise price of $1.50 per share.

RESULTS OF OPERATIONS

        From inception until March 31, 1998, the Company has incurred expenses of $3,756,626 in research and development costs, $606,627 in general and administrative expenses, $240,177 interest expenses, and other net expenses of $59,439 resulting in a loss of $4,662,869 for the period from inception (August 27, 1984) to March 31, 1998.

        During the three months ended March 31, 1998, the Company incurred a loss of $101,694, as compared to a loss of $84,884 for the three months ended March 31, 1997. The increase resulted primarily from an increase of $90,854 in general and administrative expenses, relating to recapitalization of the Company and negotiation of an agreement with WCCS. Interest expense decreased in 1998 by $36,100 as a result of conversion of notes payable to redeemable preferred stock on January 15, 1998. Research and development costs also decreased by $34,073 due to the Company concentrating its efforts on negotiations with WCCS and the recapitalization during the first quarter of 1998.

        For the year ended December 31, 1997, the Company incurred $683,209 in research and development fees, $269,853 in general and administrative expenses and $127,386 in interest expense, resulting in a loss of $1,098,448. Research and development fees incurred during 1997 were approximately $515,000 higher than in 1996. The increase related primarily to recording research and development expense and contributed capital for the estimated fair value of common stock ($518,000) contributed by certain shareholders to an individual in exchange for research and development services provided since inception of the Company. General and administrative expenses incurred during 1997 were approximately $168,000 higher than in 1996. The increase related primarily to recording legal expense and contributed capital for the estimated fair value of common stock ($156,000) contributed by certain shareholders to an individual for business advisory and legal services.

        The Company's activities to date are not as broad in depth or scope as the activities it must undertake in the future, and the Company's historical operations and financial information are not indicative of the Company's future operating results or financial condition or its ability to operate profitably as a commercial enterprise when and if it succeeds in bringing any product to market.

CAPITAL RESOURCES AND LIQUIDITY

        In the years since inception, the Company has financed its operations primarily through the sale of shares of Entropin common stock, loans and advances from shareholders. At December 31, 1997, outstanding liabilities to shareholders aggregated $1,809,360, including 8% notes payable to shareholders in an aggregate amount of $1,710,487, including accrued interest of $169,131, which notes were due on December 31, 2000. These notes were subsequently converted as noted below into Series A redeemable nonvoting, noncumulative Preferred Stock.

        On January 15, 1998, the Company issued 3,210,487 shares of Series A redeemable non-voting, noncumulative 8% preferred stock in exchange for an aggregate of $3,210,487 of notes payable to shareholders and accrued interest and for various other liabilities of the Company.

        On January 15, 1998, the Company completed a private placement of 30 units (each unit consisting of 10,000 shares of its $.001 par value common stock per unit) at $27,500 per unit, or $2.75 per share, which resulted in gross proceeds of $825,000. Concurrent with the private placement, the Company completed an agreement and plan of merger with Vanden Capital Group, Inc. to exchange all of the issued and outstanding common shares of the Company for 5,220,000 shares of Vanden's $.001 par value common stock. Pursuant to the agreement, Vanden provided cash of $220,000. The Company was merged into Vanden, and Vanden changed its name to Entropin, Inc. For accounting purposes the acquisition has been treated as a recapitalization of the Company based upon historical cost (a reverse acquisition), with the Company as the acquiror.

        In January 1997, the Company entered into Development and Supply Agreements with Mallinckrodt, Inc. ("Mallinckrodt") for ten (10) year terms to develop all of the chemistry, manufacturing and controls necessary to comply with the drug master file of the FDA, as well as to supply the bulk active product. In exchange for these services, Mallinckrodt will receive exclusive rights as a supplier of the bulk active product to the Company in North America. For the year ended December 31, 1997, the contract price of the ingredient was fixed based on the number of liters ordered by the Company. In subsequent years, the cost per liter will be adjusted based on changes in the price of the components in the bulk active product.

        In June 1998, the Company commenced a private placement of 400,000 shares of convertible Series B preferred stock (See Description of Securities - Preferred Stock) at $5.00 per share for a maximum offering of $2,000,000. Dividends on the preferred stock will accrue at the rate of $.50 per share per annum, will be cumulative and will be paid annually in arrears commencing July 15, 1998. At the Company's election, annual dividends may be paid in cash and/or in shares of the Company's common stock valued at $5.00 per share.

EFFECT OF INFLATION AND FOREIGN CURRENCY EXCHANGE

        The Company has not experienced material unfavorable effects on its results of operations due to currency exchange fluctuations with any foreign suppliers or material unfavorable effects upon its results of operations as a result of domestic inflation.

YEAR 2000 ISSUE

        The Company's management does not believe that the Company will be materially adversely affected by the computer software Year 2000 issue. The Company does not have significant exposure to the Year 2000 issue. The Company's vendors and suppliers may have some exposure to the issue but at this time, management does not anticipate a material adverse impact on the Company's operations.

FORWARD LOOKING INFORMATION

        Statements of the Company's or management's intentions, beliefs, anticipations, expectations and similar expressions concerning future events contained in this document constitute "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. As with any future event, there can be no assurance that the events described in forward looking statements made in this report will occur or that the results of future events will not vary materially from those described in the forward looking statements made in this document. Important factors that could cause the Company's actual performance and operating results to differ materially from the forward looking statements include, but are not limited to, (i) the ability of the Company to obtain regulatory approval for its product including but not limited to the FDA,
(ii) the ability of the Company to obtain meaningful consumer acceptance and a successful market for the product on a national and international basis at competitive prices, (iii) the ability of the Company to develop and maintain an effective national and international distribution plan, (iv) success of the Company in forecasting demand for its product, (v) the ability of the Company to maintain pricing and thereby maintain adequate profit margins, (vi) the ability of the Company to achieve adequate intellectual property protection.

                                   THE COMPANY

BACKGROUND

         Entropin, Inc. (the "Company") was incorporated in the State of Colorado in 1987 as Vanden Capital Group, Inc., for the primary purpose of providing business and management advisory services. The Company also had been considering business acquisitions. On January 15, 1998, the Company and Entropin, Inc., a California corporation, ("Old Entropin") consummated an
Agreement and Plan of Merger ( the "Merger Agreement"), whereby the Company acquired all of the issued and outstanding shares of Old Entropin common stock which consisted of 5,700,001 shares of common stock and 3,210,487 shares of Series A redeemable non-voting preferred stock in exchange for the issuance of

5,700,001 shares of the Company's Common Stock and 3,210,487 shares of Series A redeemable non-voting preferred stock. In connection with the Merger, the Company changed its name to Entropin, Inc. and succeeded to the business activity of Old Entropin. The terms and conditions of the Merger Agreement obligate the Company to register all of the Shares of the Company's Common Stock issued to shareholders of Old Entropin following the consummation of the Merger Agreement.

         The Company has entered into an agreement with its officers and directors and major shareholders pursuant to which 4,748,388 Shares owned by such persons may be sold only as the Company may permit for a period of one year from the date of this Prospectus. The Shareholders Agreement was entered in anticipation that potential funding sources at times may require or request a restriction on disposition of securities owned by a company's management and major shareholders. See Selling Security Holders and Shares Eligible for Future Sale.

        The Company is currently engaged in pharmaceutical research and will be developing a patented medicinal preparation known as Esterom(R) for potential sale to the public. The Company is the beneficiary of more than 19 years of extensive research and development with respect to the product, Esterom(R), undertaken by Lowell M. Somers, MD, the inventor of the product, and James E. Wynn, Ph.D., the Company's scientific advisor. The present formulation of Esterom(R) is based on early chemical and clinical studies performed by Drs. Somers and Wynn, in conjunction with other doctors.

        The Company is currently pursuing approval of the product with the U.S. Food and Drug Administration ("FDA"). Esterom(R) is a medicinal preparation formulated for the treatment of impaired range of motion associated with acute lower back sprain and acute painful shoulder. The Company has been assigned seven patents issued by the U.S. Patent Office. The Company has a current and open Investigational New Drug ("IND") file with the FDA and is in Phase II of the approval process.

        The two indications tested with the topical application of Esterom(R) were acute lower back sprain and acute painful shoulder. The range of motion of each condition was improved significantly when compared with patients receiving a placebo. The Company believes that these two conditions affect about sixty million Americans each year and represent a substantial domestic market. There is no estimate available for the size of the international market, which also appears to have potential. Additional markets being considered are the domestic and international veterinary market.

THE PRODUCT - ESTEROM(R)

        Dr. Somers originally discovered Esterom(R), a medicinal preparation, in 1979. The product name is derived from its chemical identity and medical purpose since it is an ester that improves the range of motion (ROM) of patients suffering from a painful shoulder or back sprain/strain.

         In 1979, Drs. Somers and Wynn initiated a collaborative effort to study the chemical composition of Esterom(R) and its clinical effects which effort continues today under the Company's aegis. As Chairman of the Department of Pharmaceutical Sciences, College of Pharmacy, Medical University of South

Carolina, Dr. Wynn developed a manufacturing method that produced a product which could satisfy FDA requirements for testing purposes. The reproducible hydrolytic process that Dr. Wynn developed led to the discovery of three new molecules in 1993. The three newly discovered molecules are a novel class of benzoylecgonine ("BE"), ecgonine ("EC") and ecgonidine derivatives.

GOVERNMENTAL REGULATIONS

        GENERAL. The manufacturing and marketing of the Company's proposed products and its research and development activities are and will continue to be subject to regulation by federal, state and local governmental authorities in the United States and other countries. In the United States, pharmaceuticals are subject to rigorous regulation by the FDA's Center for Drug Evaluation and Research, which reviews and approves marketing of drugs. The Federal Food, Drug and Cosmetic Act, the regulations promulgated thereunder, and other federal and state statutes and regulations govern, among other things, the testing, manufacture, labeling, storage, record keeping, advertising and promotion of the Company's potential products. Since the Company's product, Esterom(R), contains chemicals that are derived from a substance that has abuse potential, the Drug Enforcement Agency (DEA) in conjunction with the FDA will determine Esterom(R)'s level of scheduling as a controlled substance.

        APPROVAL PROCESS. The process of obtaining FDA approval for a new drug takes several years and generally involves the expenditure of substantial resources. The steps required before a new drug can be produced and marketed for human use include clinical trials and the approval of the New Drug Application ("NDA").

        PRE-CLINICAL TESTING. The compound is subjected to extensive laboratory and animal testing to determine if the compound is biologically safe and has the functionality for which its therapeutic use is intended. All animal safety studies must be performed under current good laboratory practices ("GLP").

        INVESTIGATIONAL NEW DRUG (IND). Before human tests can begin, the drug sponsor must file an IND application with the FDA, showing how the drug is made and the results of animal testing. If the FDA does not reject the application within 30 days, IND status permits the sponsor to undertake initial studies in human volunteer subjects.

         HUMAN TESTING (CLINICAL). Under an IND, the human clinical testing program involves three phases. Clinical trials are conducted in accordance with protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated, including the type of statistical analysis that will be done. Each protocol is submitted to the FDA as part of the IND filing. At the present time, two well-controlled clinical trials are required to establish efficacy. Each clinical study is conducted under the auspices of an independent Institutional Review Board ("IRB") for each institution at which the study will be conducted. The IRB will consider, among other things, information on the product, ethical factors, the risk to human subjects, and the potential benefits of therapy relative to risk.

        In Phase I clinical trials, studies usually are conducted on healthy volunteers to determine the maximum tolerated dose, adverse events and pharmacokinetics of a product. Efficacy endpoints, even if surrogate measures, are also obtained if possible. Phase II studies are conducted on a statistically relevant number of patients having a specific disease to determine initial efficacy in humans for a specific disease, and possible adverse effects and safety risks. Phase III normally involves the pivotal trials of a drug, consisting of wide-scale studies on patients with the disease for which the drug is intended, in order to evaluate the overall benefits and risks of the drug for the treated disease. In addition to a placebo, these studies may compare the Company's drug product with other available products. Phase I, II and III studies are planned to demonstrate safety and efficacy as required for FDA approval. The FDA continually reviews the clinical trial plans and results and may suggest design changes or may discontinue the trials at any time if significant safety or other issues arise.

        NEW DRUG APPLICATION (NDA). Upon completion of Phase III, the drug sponsor may file an NDA containing all pre-clinical, pharmacology and toxicology information, and clinical and chemical, manufacturing and control ("CMC")
information that has been gathered, as well as all other information that is known from any other sources. The information must include essentially all the data collected during the IND phase (e.g. chemical structure and characterization of the drug, formula and manufacturing process, stability in the proposed packaging, animal and laboratory studies, results of all human tests, etc.) and proposed labeling. Once submitted, the FDA has 90 days to accept the application. If the application is accepted, the Company must pay the FDA approximately $200,000 as a user fee in order to continue with the review process.

         APPROVAL. Once a NDA is approved, the manufacturer is required to keep the FDA informed at all times regarding any adverse reactions. Moreover, contract manufacturers that the Company may use must adhere at all times to current Good Manufacturing Practices ("GMP") regulations enforced by the FDA through its facilities inspection program. These facilities must pass a pre-approval plant inspection before the FDA will issue a pre-market approval of the product. The FDA may also require post-marketing testing (Phase IV) to support the conclusion of efficacy and safety of the product, which can involve significant expense. After FDA approval is obtained for initial indications, further clinical trials are necessary to gain approval for the use of the product for additional indications.

         The testing and approval process is likely to require substantial time and effort, and there can be no assurance that any FDA approval will be granted on a timely basis, if at all. The approval process is affected by a number of factors, primarily the adverse effects of the drug (safety) and its therapeutic benefits (efficacy). Additional preclinical or clinical trials may be required during the FDA review period and may delay marketing approval. A task force established by the FDA has recently proposed significant changes in the design, analysis and reporting of clinical studies conducted under INDs, in response to the results of a Phase III trial of a drug by another company in which severe complications and death occurred. The task force recommended increased requirements for reporting adverse effects and new, more stringent rules that would require clinical trial investigators to assume that toxicities reported by patients are drug-related. If these recommendations are implemented, the length of time and costs associated with obtaining market approval by the FDA are likely to be significantly increased.

        Outside the United States, the Company will be subject to foreign regulatory requirements governing human clinical trials and marketing approval for its products. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursements vary widely from country to country.

FDA STATUS/CONTINUING RESEARCH AND DEVELOPMENT

        IND Application. Drs. Somers and Wynn filed the IND application on March 9, 1987. The results of four pre-clinical animal studies with no toxicity noted, were incorporated within the IND Application for FDA approval.

         HUMAN TESTING. The Phase I Clinical Study involving 24 healthy male subjects, was concluded with little or no toxicity observed.

        Since Esterom(R) maintained a clear toxicity profile and was shown to be safe in both animals and in healthy male volunteers when applied topically, the FDA approved a protocol for a Phase II Clinical Study. The Phase II clinical study involved a double-blind, randomized, placebo-controlled investigation designed to continue to look for adverse effects and to determine the efficacy of Esterom(R) as compared to a placebo in patients who have an impaired range of motion resulting from acute lower back sprain and acute painful shoulder. The Phase II Clinical Study involved 97 patients, each of whom received two applications of Esterom(R) or placebo, with the second application being performed 24 hours after the first. Overall, Esterom(R) provided relief in both the back and shoulders which was sustained for at least seven days. There was no clinically observed local anesthetic or analgesic effect. The range of motion for each condition was improved significantly when compared with patients receiving a placebo. Range of motion for the shoulder may be defined as the number of degrees to which the patient may move the arm away from the side in a forward, backward or upward direction.


        The Company has designed the Phase III Protocol and must complete the Phase III studies prior to completion of the New Drug Application required by the FDA for final approval of a new prescription drug. As currently planned, the Phase III studies will include multiple trials in a number of clinical site study centers in differing geographic areas of the U.S., with approximately 300 patients involved in the study. . The final study design may change according to possible new FDA requirements. The studies will be double-blind and placebo-controlled.

        The Company recently entered into an agreement with the Western Center for Clinical Studies ("WCCS"), a California corporation experienced in managing pharmaceuticals which are at an early stage of development and providing assistance to companies in the process of taking pharmaceutical products to the FDA and through the IND and NDA stages of development in a timely and cost-efficient manner. WCCS has developed a business plan to accomplish the scope of its work and will assist the Company in implementing its overall business plan. In addition, WCCS will provide additional experienced management with the intent of assisting the Company in developing its product, Esterom(R), to be able to be used commercially. WCCS will arrange for and oversee necessary studies and clinical trials of Esterom(R), appoint and utilize the services of a Scientific and Medical Advisory Board for the Company, assist in developing a distribution plan, and identify and propose strategic partners and/or distributors for the Company's product. All work performed by WCCS will be provided by employees and consultants of WCCS, as the Company's subcontractor. It is estimated that WCCS will complete the scope of its project within 33 months, commencing April 18, 1998.

        Through Phase II, all CMC work was performed at the Medical University of South Carolina's Pharmaceutical Development Center, College of Pharmacy. Mallinckrodt, Inc. ("Mallinckrodt"), a leading manufacturer of chemicals and drugs has agreed to continue to develop Esterom(R) to meet all FDA and GMP requirements, develop a Drug Master File, file all appropriate CMC documentation with the FDA, supply Phase III clinical study material, and manufacture the product to be used commercially. WCCS will advise the Company concerning appropriate monitoring procedures to manage the Company's manufacturing contract with Mallinckrodt and seek alternative companies which have the capability of manufacturing the Company's product, in an effort to minimize any potential delays or setbacks. See The Company - Proposed Manufacturing Plans.

        Esterom(R) is presently a Schedule II controlled substance. However, the results of Phase I and Phase II Clinical Trials showed no central nervous system activity, elevated blood pressure, increase in heart rate or euphoria. The Company believes that the components of the medicine do not cross the blood brain barrier, and consequently, it is expected that there is no propensity for abuse. Therefore, an application has been made to the Drug Enforcement Administration ("DEA") to reclassify Esterom(R) and delist it as a controlled substance.

SUMMARY OF PHASE I/II FINDINGS

        Based on its clinical studies, the Company believes that Esterom(R) may involve a new and unique mechanism of action. The Phase I Study demonstrated that the product does not cause detectable systemic effects including no effect on the cardiovascular system. During the Study, Esterom(R) caused no significant adverse events and was observed to be safe. The Company confirmed that in Phase I and Phase II trials, no anesthetic activity or vasoconstrictive activity was observed.

         Although the precise function of Esterom(R) is not known, the medicinal preparation is neither a local anesthetic nor analgesic. An anesthetic relieves pain at rest and pain with movement. An analgesic relieves major pain at rest and provides minor pain relief with movement. In comparison and according to patient evaluations, Esterom(R) provides minor relief of pain at rest and major relief of pain during movement.


DEA STATUS

        Esterom(R) is presently a Schedule II controlled substance. A Schedule II controlled substance is required to be stored and shipped under secured conditions. A log must be kept to account for all of the manufactured product, with an entry made each time the drug changes hands listing how much is distributed to whom and how much is prescribed for each patient. The prescribing health care provider must have a DEA controlled substance license, and depending upon the State, may be required to use special prescription pads. The number of doses and refills is also controlled, depending upon the product's controlled substance schedule.

        Entropin has submitted a petition to the DEA to delist or reclassify Esterom(R) from its current schedule II status, based on the data obtained in Phase I and II clinical studies in human beings. The data provides evidence that Esterom(R) by the route of administration and dose proposed for marketing has no cardiovascular or central nervous system effects. The Company believes Esterom(R) does not have the abuse potential of its precursor, cocaine, and does not warrant scheduling as a controlled substance. The petition is under review by the U.S. Attorney General to determine if it is possible to approve the petition without violating United States laws or United States international treaty obligations. A change in controlled substance schedule would require FDA concurrence which is unlikely to be given before the product is approved for marketing.


PROPOSED MANUFACTURING PLANS

        Esterom(R) is made by the solvolysis of cocaine base in propylene gylcol and water. The Company believes that the components of the medicine do not cross the blood brain barrier, and consequently, it is expected that there is no propensity for abuse. Cocaine is controlled by the DEA under strict importation regulations specified in law. To the Company's knowledge, Stepan Company ("Stepan") is the only company that can import coca leaves and process them for the extraction of cocaine bases. This base is shipped to Mallinckrodt for purification and sale on the medical and scientific market. Stepan and Mallinckrodt work with the DEA to set annual quotas for importing the coca leaves related to projected use and sale of the processed cocaine. Because of federal restrictions, Esterom(R) can not be manufactured outside of the United States for sale in the United States. As a result, Mallinckrodt is currently the sole source for cocaine and for producing Esterom(R).

         Mallinckrodt has supplied all of the Company's cocaine for the laboratory manufacturing of the product for use in research and clinical trials, and has been aware of the development of the drug since the IND application was filed. In January 1997, the Company entered into 10 year Development and Supply Agreements with Mallinckrodt, Inc. ("Mallinckrodt") to develop all of the chemistry, manufacturing and controls necessary to comply with the drug master file of the FDA, as well as supply the bulk active product for marketing. In exchange for these services, Mallinckrodt will receive exclusive rights as a supplier of the bulk active product to the Company in North America. For the year ended December 31, 1997, the contract price of the ingredient was fixed based on the number of liters ordered by the Company. In subsequent years, the cost per liter will be adjusted based on changes in the price of the components in the bulk active product. Although Mallinckrodt believes it can increase the coca leaf importation quotas to supply the bulk active material as required, there is no assurance that sufficient importation quotes can be maintained, or that additional governmental regulations are not imposed on the Company or its suppliers, which may affect the Company's ability to market the product.

PROPOSED MARKETING PLANS

        The Company plans to market its products through strategic partners and/or distributors. WCCS has developed a business plan to accomplish the scope of its work and will assist the Company in implementing its overall business plan. In addition, WCCS will provide additional experienced management with the intent of assisting the Company in developing its product, Esterom(R), to be able to be used commercially. With the assistance of WCCS, the Company will develop a distribution plan and identify and propose strategic partners and/or distributors for the Company's product.

ROYALTY COMMITMENTS

        The I.B.C. Limited Partnership, a California limited partnership, participated in the early development of Esterom(R) and owned the patent rights to three patents and all intellectual property rights. In 1993, the Company entered into a 30 year compensation agreement with six of the limited partners and heirs of limited partners of I.B.C. who owned in the aggregate 64.28% of the limited partnership in exchange for their respective rights to the patents and intellectual property rights owned by the I.B.C. Limited Partnership. The Company entered into a separate agreement with the remaining two I.B.C. limited partners whose interests totaled 35.72% in exchange for their remaining interest. The partnership was subsequently dissolved.


         Under a separate agreement entered into with the limited partners and heirs of limited partners comprising 64.28% of the limited partnership, the Company is obligated to pay a bonus payment in the aggregate of $96,420 at the time the Company is reimbursed by a drug company for past expenses paid for development of the medicine, as well as 64.28% of a decreasing payment rate (3% to 1%) on cumulative annual royalties received by the Company. No liability has been accrued with respect to this agreement.

         In a separate agreement, the Company has agreed to pay the two limited partners owning the remaining 35.72% interest in the limited partnership, 35.72% of a decreasing earned payment (3% to 1%) on cumulative annual sales of products by the Company until October 10, 2004. From October 10, 2004 until October 10, 2014, the Company will pay the partner 17.86% of the earned payment. The Company also agreed to pay the former limited partner an aggregate of $40,000 and a combined minimum earned payment of $3,572 per calendar quarter beginning December 1, 1989. The minimum earned payment is evidenced by a promissory note issued each quarter and payable when the Company is either reimbursed for expenses paid for the development of the medicine or from the first income received by the Company from net sales of the medicine. The quarterly payments are to be applied against the earned payment to be received by the former limited partner. The Company has accrued liability regarding the minimum earned payment. The Company will receive a credit against the earned payments for 50% of monies which are expended in connection with preparing, filing, obtaining, and maintaining patents involved with the sold rights. See Financial Statements
- Note 6.

PATENTS

        Esterom(R) is protected by a U.S. Composition Patent granted December 27, 1994 which includes safeguarding the discovery of three new molecules. The Company's patents are as follows: Patent #5,763,456 granted June 9, 1998 with the Company as Assignee, expiring June 31, 2015; Patent #5,663,345 granted September 2, 1997 with the Company as Assignee, expiring September 2, 2014; Patent #5,559,123 granted September 24, 1996 with the Company as Assignee, expiring September 24, 2013; Patent #5,525,613 granted June 11, 1996 with the Company as Assignee, expiring June 16, 2014; and, Patent #5,376,667 granted December 27, 1994 with the Company as Assignee, expiring December 31, 2012. In addition, Dr. Lowell M. Somers obtained the following initial patents which he subsequently assigned to the Company in September, 1992: #4,512,996 granted April 1985, expiring April 23, 2002; Patent #4,469,700 granted September 1984, expiring September 4, 2001; and, Patent #4,556,663 granted December, 1985, expiring December 3, 2001.

        The three initial patents were drawn to methods of treatment of rheutomoid arthritis based on compounds which were known to the scientific community. The five subsequent patents were drawn on different compound claims which were derivatives of the known compound claims represented in the earlier patents. Since the formula for the Company's product, Esterom(R), contains the derivatives protected by the subsequent patents, the expiration of the earlier patents in 2001 and 2002 will not permit a replication of Esterom(R) by a competitor.

         Drs. Wynn and Somers have assigned to the Company their respective rights to the U. S. Patents and for foreign countries. In December, 1993, an International Patent Application was filed under the Patent Cooperation Treaty in the U.S. Receiving Officer, whereby the Company's technology will be protected for a significant market worldwide.

EMPLOYEES

         As of December 31, 1997, the Company had no full time employees. As of the date hereof, the Company has two full time employees at its corporate headquarters in Indio, California. The Company has subcontracted with an individual for corporate financial services. In addition, the Company has subcontracted with WCCS for purposes of completing the testing requirements necessary for FDA approval for the Company's product, Esterom(R) for a term of 33 months. Officers of WCCS presently serve in the following positions in the
Company: Daniel L. Azarnoff, M.D., President; Lois Rezler, Ph.D., Vice President of Science and Regulatory Affairs; and, Roy S. Azarnoff, Ph.D., Chief Operating

Officer. Drs. Azarnoff, Rezler and Azarnoff will not receive compensation in addition to the management fees paid to WCCS by the Company, for their services rendered to the Company as its officers. Dr. Daniel Azarnoff will serve as the Company's president until such time as the Company hires an experienced individual to serve as its President. Drs. Rezler and Roy Azarnoff shall serve in their respective capacities until the termination of the WCCS contract.

        The scientific, medical and chemical development of Esterom(R) to date has been done under contract with the Medical University of South Carolina, College of Medicine and the College of Pharmacy, Charleston, South Carolina. See Management.

PROPERTIES

         The Company leases 800 square feet of office space as its corporate headquarters in Indio, California from one of its principal stockholders, Thomas
T. Anderson, for a monthly rent of $1,040, for a two year term which expires February 1, 2000, which the Company believes is market or below market rate for comparable office space.


        WCCS leased 2,700 square feet of office space in Woodland Hills, California from a non-affiliated entity for a five year (5) year term for a monthly rent of $4,086.90 for months 1 through 30, and $4,517.10 for months 31 through 60, commencing July 1, 1998 and expiring July, 2003. WCCS will provide approximately one-half of the office for the use of Entropin office staff for which the Company will reimurse WCCS on a pro rata square foot basis.


COMPETITION

        The pharmaceutical industry is characterized by intense competition and is subject to rapid and significant technological change. Rapid technological development may cause the products to become obsolete before the Company recoups all or any portion of the related expenses. The Company's competitors include major pharmaceutical companies, biotechnology firms and universities and other research institutions, both in the United States and abroad, which are actively engaged in research and development of products in the therapeutic areas being pursued by the Company. Most of the Company's competitors have substantially greater financial, technical, manufacturing, marketing and human resource capabilities than the Company. In addition, many of the Company's competitors have significantly greater experience in testing new or improved therapeutic products and obtaining regulatory approvals of products. Accordingly, the Company's competitors may succeed in obtaining regulatory approval for products more rapidly than the Company. If the Company commences significant commercial sales of its products, it will also be competing with respect to manufacturing efficiencies and marketing capabilities, areas in which it has little experience.

                                LEGAL PROCEEDINGS

        The Company is not a party to any legal proceedings which management believes to be material, and there are no such proceedings which are known to be contemplated.

                                   MANAGEMENT

        The following table sets forth the names and positions of the directors, executive officers and key employees of the Company:

      Name                  Age         Officer or Position     Director Since
      ----                  ---         -------------------     --------------
Higgins D. Bailey           68       Chairman of the Board      July, 1992

Daniel L. Azarnoff          71       President and Director     February, 1998

Donald Hunter               64       Secretary and Director     February, 1998

Dewey H. Crim               61       Principal Accounting       February, 1998
                                     Officer, Treasurer and
                                     Director

Lois Rezler                 46       Vice President-Science
                                     and Regulatory Affairs

Roy S. Azarnoff             67       Chief Operating Officer

Wellington A. Ewen          58       Chief Financial Officer

James E. Wynn               56       Director                   February, 1998

         The directors of the Company are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Officers of the Company are elected annually by the Board of Directors and hold office until their successors are elected and qualified.

          The following sets forth biographical information concerning the Company's directors and executive officers for at least the past five years.

         HIGGINS D. BAILEY, Ed.D. has been an officer and director of the Company since July 1992 serving as its President and Chief Executive Officer and is currently the Chairman of the Board of the Company. From 1995 to 1996, Mr. Bailey was Interim President and Chief Executive Officer for the Pharmaceutical Educational and Development Foundation at the Medical University of South Carolina, Charleston, South Carolina, which formulates and manufactures pharmaceutical products. From 1991 to present, he was also business manager for Thomas T. Anderson Law Firm, Indio, California. Prior to 1991, Mr. Bailey owned and operated various travel and tour related companies which subsequently merged into larger organizations. In addition, Mr. Bailey was an educator for over 25 years. Mr. Bailey received a B.A. degree in biology from Eastern Washington
University, a M.S. degree in program planning and personnel and Ed.D. in administration and management from the University of California, Berkeley, California.

         DANIEL L. AZARNOFF, M.D., has been a director of the Company since February 1998 and was appointed President of the Company in April 1998. From 1988 to present, Dr. Azarnoff has served as President of D. L. Azarnoff Associates, a company engaged in consulting for various pharmaceutical and biotechnology companies including Sandoz, Orion Pharma, DeNovo, Inc., Cibus Pharmaceutical and Cellegy Pharmaceuticals, Inc. From 1978 to 1985, Dr. Azarnoff was Corporate Senior Vice President of G.D. Searle & Co., an international pharmaceutical company, and from 1978 through 1985 served as President of Searle Research and Development, a division of G. D. Searle & Co. Dr. Azarnoff was on the faculty of the University of Kansas Medical School ("KUMC") from 1962 through 1978 rising to the rank of KUMC Distinguished Professor of Medicine and Pharmacology. Dr. Azarnoff has also held faculty positions at Northwestern University Medical School, the University of Chicago Medical School, St. Louis University School of Medicine and was a Fulbright Scholar at the Karolinska Institute in Stockholm, Sweden. Dr. Azarnoff is a member of various medical and honorary societies including the Institute of Medicine of the National Academy of Sciences. He has lectured extensively within and outside the United States, and published numerous scientific articles and books on various aspects of clinical pharmacology. Dr. Azarnoff has served on various advisory committees, including the Endocrine and Metabolism and other Ad Hoc advisory committees of the Food and Drug Administration, World Heath Organization, American Medical Association, National Institutes of Health and National Research Council of the National Academy of Sciences. Dr. Azarnoff has served on the Science Advisory Board of various corporations which include Neurobiological Technology, Inc., Gilead Science, Inc., Oread, Inc., Cibus Pharmaceutical and Sandoz Research Institute. Dr. Azarnoff has served or is serving as a director on the following privately held pharmaceutical drug and development companies: Oread, Inc., Cibus Pharmaceutical and DeNovo, Inc. Dr. Azarnoff serves as Vice President, Medical/Regulatory Affairs for Cellegy Pharmaceutical, Inc. None of the above corporations are developing drugs similar to the Company's products. Dr. Azarnoff received a B.S. degree in biology and a M.S. degree in zoology from Rutgers University. Dr. Azarnoff received an M.D. degree from the University of Kansas Medical School.

         DONALD HUNTER has been a director and the Secretary of the Company since January 1998. Since 1994, Mr. Hunter has served as a consultant to Entergy Corporation as well as other industrial concerns dealing with mergers/acquisitions and other business matters. From 1991 to 1994, he was senior vice president of Entergy Corporation and was responsible for the merger activities with Gulf States Utilities. Prior to 1991, Mr. Hunter was president and chief operating officer of Louisiana Power & Light Company and executive vice president and chief operating officer of New Orleans Public Service, Inc. In addition, he has served on the board of directors of a number of companies and service companies. His prior business affiliations include positions as vice president for Yankee Atomic Electric, president and majority owner of Pioneer Steel Company, and various executive positions with Helix Technology Corporation. Mr. Hunter received a B.S. degree in chemical engineering from Purdue University and a M.S. in nuclear engineering from Iowa State University.

         DEWEY H. CRIM has been a director and the Treasurer of the Company since January 1998. Mr. Crim currently serves as President and Chief Executive Officer of the Links Foundation, Inc. From 1995 to 1997, he served as Executive Vice President of the Inspirational Network, a national cable television company. From 1980 to 1995, Mr. Crim was employed with BellSouth Corporation, a national telecommunications company, where he served as President of two subsidiaries: TechSouth, Inc., and BellSouth Media Technology, Inc. Mr. Crim later served as a senior business development strategist on the BellSouth Corporate staff. In addition, his responsibilities included negotiating an alliance between Walt Disney Company and three regional telephone companies which subsequently became Americast Corporation. Mr. Crim was also founder and President of Central Computer Services, Inc., a computer service company which provided support services to more than 50 banks. Mr. Crim began his career at Electronic Data Systems Corp. in Dallas, Texas. Mr. Crim serves as a director on the following privately held companies: Telecom Wireless Solutions, Inc., a wireless telecommunications company, and Eastside Bank, a federal savings bank. Mr. Crim received a B.S. degree in business and accounting from the University of Alabama.

         LOIS REZLER, Ph.D. became Vice President of Science and Regulatory Affairs of the Company in April, 1998. For more than ten years, Dr. Rezler has been engaged in consulting for various pharmaceutical and biotechnology corporations including Smith Kline, Smith & Nephew, Cheesborough Ponds, CIBA, Merck Sharpe Dome, Baxter Travenol and others. Since January 1996, Dr. Rezler has acted as a regulatory consultant for Western Center for Clinical Studies. On behalf of her various clients, Dr. Rezler's duties and responsibilities have included working at bench level to assist in drug design and development, preparing and submitting grant applications to various government agencies, consulting in all aspects of preparing IND and NDA submissions to the FDA, including biologics devices, new drugs, priority drugs and orphan drugs. Dr. Rezler's duties also include responsibility for developing time lines and budgets for the project. Dr. Rezler received her Ph.D. in Public Health from Edinburgh University.

         ROY S. AZARNOFF, Ph.D. became Chief Operating Officer of the Company in April, 1998. Dr. Azarnoff currently serves as the chief operating officer for Western Center for Clinical Studies (since 1995), a consulting firm that provides research support assistance to community hospitals and medical groups for clinical trials with pharmaceutical, biotechnology, diagnostic and medical device companies, and as Chief Executive Officer of Medical Research Consultant Associates Inc. (since 1989), a consulting firm that provides research support assistance to community hospitals, research institutes and drug and medical device companies. From 1986 to 1989, Dr. Azarnoff served as director of the Office of Research and Sponsored Projects at California State University, and from 1977-79 and 1981-83, served as administrator for Technical Assistance Projects at California State University Foundation. Dr. Azarnoff was chief executive officer for Eldercare Management Group from 1984 to 1986. Dr. Azarnoff developed and then directed the fourth largest area agency on aging in the United States as the director for the Office for the Aging for the City of Los Angeles from 1972 to 1977. In addition, Dr. Azarnoff has authored numerous articles and served as assistant professor at Boston University from 1957 to 1966. Dr. Azarnoff received his B.A. from New York University, M.A. from State University of Iowa and his Ph.D. in Public Health from University of Missouri.

         WELLINGTON A. EWEN, C.P.A., MBA has been the Company's Chief Financial Officer since April, 1998 and has served as a consultant to the Company since March, 1998. From 1988 to the present, Mr. Ewen is the owner and manager of Wellington A. Ewen & Associates, a business consulting firm in Malibu, California. He has acted as a financial and accounting officer for various businesses during that time. Prior to that, Mr. Ewen served as senior manager at the public accounting firms of Coopers & Lybrand, Los Angeles, California and Arthur Andersen & Co., New York, New York. Mr. Ewen is a C.P.A. in the States of New York and California and has MBA and BS degrees from Cornell University.

         JAMES E. WYNN, Ph.D. has been a director of the Company since February 1998. Dr. Wynn has served as Professor and Assistant Dean for Research at the Medical University of South Carolina. His responsibilities include faculty development and research funding plans for the college which are currently being implemented. From 1969 to 1982 Dr. Wynn was a faculty member at the University of South Carolina College where he rose to the rank of Professor of Medicinal Chemistry. In 1982 he assumed the position of Professor and Chairman of the Department of Pharmaceutical Sciences, College of Pharmacy, Medical University of South Carolina. In this position Dr. Wynn implemented a new Ph.D. program and developed a viable research program in pharmaceutical sciences. He established and operated South Carolina's only Drug Bioequivalence Evaluation Program, serving as the principal investigator on 25 drug bioavailability/clinical evaluation trials. Dr. Wynn led the development of the Pharmaceutical Development Center (PDC), a contract GMP facility for the formulation and manufacture of clinical supplies for the pharmaceutical industry. Dr. Wynn, as the Company's scientific advisor, co-authored the patents, supervised the final process for laboratory manufacturing of Esterom(R), and the analytical work to identify three newly discovered molecules. Since 1984, Dr. Wynn has served as co-principal investigator for Entropin's Phase I and Phase II clinical studies. Dr. Wynn has authored numerous articles which have appeared in scholarly and professional publications. Recognized as an outstanding educator in pharmacy, Dr. Wynn received 45 teaching awards over the past 20 years, including recognition as the 1995 South Carolina "Governor's Professor of the Year". Dr. Wynn received his B.S. degree in pharmacy and his Ph.D. in medicinal chemistry with a minor in analytical chemistry from the Medical College of Virginia, Virginia Commonwealth University, Richmond, Virginia.


         All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive reimbursement of reasonable expenses incurred in attending meetings. In June 1998, the Board of Directors adopted a resolution whereby the Company granted to each director options to purchase up to 60,000 shares of the Company's Common Stock, exercisable at $3.00 per share, which options vest at the rate of 20,000 shares per year commencing February, 1999 through February, 2001. Should any of the directors cease to serve on the Board of Directors, all non-vested options shall be forfeited. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company has not entered into any employment agreements or any other understandings with its directors or executive officers concerning compensation.

         Daniel L. Azarnoff, M.D., the Company's President and Director, and Roy
S. Azarnoff, Ph.D., the Company's Chief Operating Officer, are brothers.

         Currently, the Company does not have an Audit Committee.

SCIENTIFIC AND MEDICAL ADVISORY BOARD

         The Board of Directors has established a Scientific and Medical Advisory Board to advise and consult with the Board of Directors as may be requested by the Board from time-to-time. Currently, the Scientific and Medical Advisory Board consists of: Arthur H. Hayes, Jr., M.D.; Gerhard Levy, Pharm.D.; William Charles McMaster, M.D.; Kenneth L. Melmon, M.D.; and, Lester Mitscher, Ph.D. The members of the Scientific and Medical Advisory Board will receive $1,500 per meeting as compensation from the Company for serving in that capacity, as well as reimbursement for any expenditures incurred on behalf of the Company. In connection with their appointment to the Scientific and Medical Advisory Board, in June, 1998, each member was granted options to purchase 3,000 shares of the Company's Common Stock, exercisable at $1.50 per share, which options vest at the rate of 1,000 shares per year over a three (3) year period until July, 2001.

         ARTHUR HULL HAYES, JR., M.D., currently Vice Chairman and Medical Director, Nelson Communications, Inc. and the President of MediScience Associates, Inc. the regulatory/medical consulting division of Nelson Communications. Dr. Hayes was awarded an NIH fellowship in neuropharmacology research at Cornell University Medical College in 1960. He joined Cornell's faculty serving as Associate Professor of Medicine and Pharmacology, Associate Dean for Academic Affairs, and Attending Physician, The New York Hospital. He established and directed the hospital's first cardiac pacemaker clinic. In 1972, Dr. Hayes became Professor of Medicine and Pharmacology, founding Director of the Division of Clinical Pharmacology, and Attending Physician at the Pennsylvania State University College of Medicine, Hershey Medical Center where he also served as chairman of the admissions committee and established a referral-research hypertension clinic. He also chaired the hospital Pharmacy and Therapeutics Committee and served on the institutional review board. In April, 1981 Dr. Hayes was appointed Commissioner of Food and Drugs (FDA) and an Assistant Surgeon General, positions he held until September, 1983 when he was named Provost and Dean, Professor of Medicine, Pharmacology and Family & Community Medicine (Public Health), and Director of the Institute of Human Values in Medical Ethics at the New York Medical College. Dr Hayes is the past president and chief executive officer and member of the board of directors of EM Pharmaceuticals, Inc., a North American subsidiary of E. Merck, Darmstadt, Germany. He has received numerous scientific and public service awards and honors, is a Charter Diplomate of the American Colleges of Physicians, Cardiology, and Chest Physicians, the American Academy of Pharmaceutical Physicians, the New York Academy of Medicine and the Royal College of Medicine. He serves on a number of academic, commercial and foundation boards of directors, advisory committees and editorial boards, and is the chairman of the Council on Family Health. He has published over 100 scientific and public policy articles and book chapters, delivered more than 2500 professional lectures and testified at 24 Congressional Hearings.

         GERHARD LEVY, Pharm.D., is University Distinguished Professor of Pharmaceutics Emeritus (active) at the State University of New York at Buffalo School of Pharmacy, where he has served since 1958. Dr. Levy's research interests are in the areas of pharmacokinetics, kinetics of drug action and biopharmaceutics. He has been a member of the editorial board or editorial advisory board of 15 journals, including International Journal of Clinical Pharmacology, Clinical Pharmacology and Therapeutics, Pharmacy Today, Perspectives in Biochemical Pharmacology and Clinical Pharmacokinetics. He has authored over 550 publications and is included in the list of Most Cited Scientists in the November 1990 issue of the Scientist. He has served on a number of committees of the Food and Drug Administration and was a principal consultant to Bureau of Drugs Advisory Panel System. He has consulted for the World Health Organization and was appointed to a distinguished visiting professor position at several universities, including Hebrew University in Israel, University of Iowa, University of Leiden in the Netherlands and the University of Manchester in Great Britain. Among many elected memberships and numerous awards for achievement and excellence, Dr. Levy is the recipient of the first Lifetime Achievement in the Pharmaceutical Sciences Award of the International Pharmaceutical Federation.

         KENNETH LLOYD MELMON, M.D., is currently Professor of Medicine and Pharmacology and Associate Dean for Postgraduate Medical Education at the Stanford University School of Medicine. He is past president of the American Federation of Clinical Research, the Western Society of Clinical Investigation, the American Society of Clinical Investigation and the Western Association of Advancement of Science and the Council of the International Society of Immunopharmacology. He was a recipient of a Burroughs Wellcome Clinical Pharmacology Scholar award, a National Institutes of Health Special Fellowship award and a John Simon Guggenheim Memorial Foundation Fellowship for Experimental Studies in Clinical Biochemistry and Immunopharmacology. Dr. Melmon has authored over 300 original papers and book chapters, has served on the editorial board of a dozen scientific journals, including New England Journal of Medicine, American Journal of Physiology, Journal of Clinical Investigation and the Annals of Internal Medicine, and has provided editorial consultation for numerous others. In recent years, he has been a member of the National Research Council of the Institute of Medicine, the Committee on Technological Innovation in Medicine of the National Academy of Sciences and the National Board of Medical Examiners. He served as the chairperson of the Commission of Prescription Drug Use from 1976 to 1980. In 1978, he joined the Stanford University School of Medicine as Chairman of the Department of Medicine where he initiated programs of academic-industry interface that have made possible numerous technology transfers between basic and clinical science. In 1994 he was honored with the Oscar B. Hunter Award of the American Society of Clinical Pharmacology and Therapeutics.

         LESTER A. MITSCHER, Ph.D. is currently University Distinguished Professor, Department of Medicinal Chemistry at the University of Kansas. He is past chairman of the Medicinal Chemistry Division of the American Chemical Society and chairman of the American Society for Pharmacognosy. He is a fellow of the American Association for Advancement of Science and is the recipient of the Research Achievement Award in Natural Products Chemistry of the American Pharmaceutical Association Academy of Pharmaceutical Sciences, the Volweiler Award for Research Achievement of the American Association of Colleges of Pharmacy, the Smissman Award in Medicinal Chemistry of the American Chemical Society and the Higuchi-Simons Award in the Biomedical Sciences. Dr. Mitscher has consulted with numerous pharmaceutical companies, including Proctor and

Gamble, Panax Laboratories, Abbott Laboratories, G.D. Searle, Sandoz Laboratories, and DuPont Merck Labs. He has served as chairman of the Biological and Natural Products Section of the National Institutes of Health, chairman of the Hematology and Chemotherapy Study Section of the American Cancer Society and chairman of the Cooperative Drug Screening Program of the International
Organization for Chemistry in Development, World Health Organization. Dr. Mitscher has authored several books, over 200 original papers and book chapters, and served as an editor of nearly a dozen professional journals, including The Journal of Antibiotics, Allergy and Infectious Diseases, Medicinal Research Reviews (editor-in-chief) and the Journal of Medicinal Chemistry.

         William Charles McMaster, M.D. is currently Professor and Chief Department of Orthopaedic Surgery at the University of California, Irvine. He also has a private practice in Orange County, California. He is a member of the American Orthopaedic Society for Sports Medicine, has held numerous elected offices in the California Orthopaedic Association, the American Academy of Orthopaedic Surgery and the Western Orthopaedic Association, is a fellow of the American College of Surgeons and a founding member of the Society for Biomaterials and Association for Arthritic Hip and Knee Surgery. He served as team physician for the 1980 United States Olympic and national swimming team at the Hawaii International Invitational, 1981 USA/USSR swimming competition in Kiev, the 1984 United States Olympic swimming team, Fifth World Swimming Championships in Madrid, Spain and Sixth World Swimming Championships in Perth, Australia. In 1988, he served as Physician Specialist for the XXIII Olympiad in Los Angeles, California. Dr. McMaster has authored over 100 publications and presentations, in his area of research specialty, sports medicine and orthopaedic surgery.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information regarding compensation paid to the Company's CEO. During the year ended December 31, 1997, no executive of the Company received in excess of $100,000 in salary and/or bonuses. Drs. Azarnoff, Rezler and Azarnoff will not receive compensation in addition to the management fees paid to WCCS by the Company, for their services rendered to the Company as its officers.

                                                                                    Long Term
                                                                               Compensation Awards
                                                                             -----------------------
                                       Annual Compensation ($$)              Restricted
                                       ------------------------                Stock        Options &          Other
Name and Position               Year          Salary           Bonus           Awards(4)      SARs(4)       Compensation
-----------------               ----          ------           -----         --------       ---------       ------------
Higgins D. Bailey               1997           $-0-             $-0-            -0-            -0-              $-0-
President and Chief
Executive Officer
                                1996           $-0-             $-0-            -0-            -0-              $-0-
                                1995           $-0-             $-0-            -0-            -0-              $-0-

A. Thomas Tenenbaum,            1997           $-0-             $-0-            -0-            -0-              $-0-
Former President and
Chief Executive Officer         1996           $-0-             $-0-            -0-            -0-              $-0-
of Vanden
                                1995           $-0-             $-0-            -0-            -0-              $-0-


STOCK OPTION PLAN


          In July 1988, the Company adopted a Stock Option Plan (the "Option Plan") which provides for the issuance of stock bonuses or stock options to purchase up to 16,666 shares of Common Stock, adjusted to reflect the subsequent recapitalization of the Company, to employees, officers, directors and consultants of the Company. The Option Plan expired July 2, 1998.



OPTION GRANTS

         Prior to the expiration of the Company's Stock Option Plan on July 2, 1998, the Company issued options to purchase all 16,667 shares of the Company's Common Stock reserved under the Option Plan to WCCS, exercisable at $1.50 per Share. WCCS will allocate options to purchase; (i) 15,000 shares of the Company's Common Stock to members of the Scientific and Medical Advisory Board which options will vest pro rata annually over a three (3) year period until July, 2001; and, (ii) the remaining 1,667 options to various administrative personnel employed by WCCS, which options will vest pro rata monthly over a three (3) year period until July, 2001.


STOCK COMPENSATION PLAN

         In July 1988, the Company adopted a Stock Bonus Plan ("Stock Bonus Plan"), to support and increase the Company's ability to attract, retain and compensate persons of experience and ability and whose services are considered valuable. The Stock Bonus Plan expired on July 2, 1998. No shares were issued pursuant to the Stock Bonus Plan.



LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY

         The Company's Amended Articles of Incorporation limit the liability of directors to shareholders for monetary damages for breach of a fiduciary duty except in the case of liability: (i) for any breach of their duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful distributions as provided in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Articles of Incorporation and Bylaws provide for the indemnification of directors and officers of the Company to the maximum extent permitted by law, including Section 7-109-102 of the Colorado Business Corporation Act, against all liability and expense (including attorneys' fees) incurred by reason of the fact that the officer or director served in such capacity for the Company, or in a certain capacity for another entity at the request of the Company. Section 7- 109-102 of the Colorado Business Corporation Act provides generally for indemnification of directors against liability incurred as a result of actions, suits or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company.

         On January 29, 1998, the Company obtained Directors and Officers indemnity liability insurance coverage, including securities coverages, in the amount of $3,000,000 which indemnifies the Company against claims, as well as provides coverage against any claims against the officers and directors of the Company which (i) the Company is not legally permitted or required to pay or
(ii) when the Company is legally required or permitted to pay such loss as indemnity to the Directors and Officers but cannot in fact pay such loss due solely to the financial insolvency of the Company.

         There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being or may be sought, and the Company is not aware of any other pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         On January 15, 1998, the Company effected a reverse stock split of 1 share for each 300 shares of its Common Stock issued and outstanding. Pursuant to the terms of the Merger Agreement, the Company issued shares of its Common Stock and Series A redeemable non-voting Preferred Stock to the shareholders of Old Entropin as of January 15, 1998 on the basis of one share of the Company's Common Stock and Series A redeemable non-voting Preferred Stock for each one share of Old Entropin common stock and Series A redeemable non-voting preferred stock issued and outstanding which resulted in a change in control of the beneficial ownership of the Company.


         The Company has entered into an agreement with its officers and directors and major shareholders pursuant to which 4,748,388 Shares owned by such persons may be sold only as the Company may permit for a period of one year from the date of this Prospectus. The Shareholders Agreement was entered in anticipation that potential funding sources at times may require or request a restriction on disposition of securities owned by a company's management and major shareholders.


         The following table sets forth, as of the date hereof, the ownership of the Company's Common Stock and Series A redeemable non-voting Preferred Stock by
(i) each director and executive officer of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all persons known by the Company to beneficially own more than 5% of the Company's Common Stock and/or Series A redeemable non-voting Preferred Stock. Not included are up to 433,333 options to be issued to WCCS, certain officers of which also serve as officers of the Company. See Interests of Management and Others in Certain Transactions.

                                                   Common Stock                   Series A Preferred Stock
                                                   ------------                   ------------------------
                                        Amount and                              Amount and
                                        Nature of                               Nature of
Name and Address                        Beneficial             Percent          Beneficial         Percent
 of Shareholder                         Ownership(1)           of Class         Ownership(1)       of Class
----------------                         ---------             --------         ---------          --------
Higgins D. Bailey                       1,404,093(2)            23.4%           178,000              5.6%
45926 Oasis Street
Indio, CA 92201

Thomas T. Anderson                      1,404,093(3)            23.4%           710,041(4)          22.1%
45926 Oasis Street
Indio, CA 92201

Milton D. McKenzie                      1,750,417(5)            29.2%               -0-              -0-
45926 Oasis Street
Indio, CA 92201

Caroline T. Somers                        905,793               15.1%           822,446(6)          25.6%
233 Paulin, No. 8512
Calexco, CA 92231

                                      -37-

                                                   Common Stock                   Series A Preferred Stock
                                                   ------------                   ------------------------
                                        Amount and                              Amount and
                                        Nature of                               Nature of
Name and Address                        Beneficial             Percent          Beneficial         Percent
 of Shareholder                         Ownership(1)           of Class         Ownership(1)       of Class
----------------                        ----------             --------         ---------          --------
Lowell M. Somers                         905,793(7)              15.1%           822,446             25.6%
233 Paulin, No. 8512
Calexco, CA 92231

James E. Wynn                            518,085                  8.6%         1,500,000             46.7%
306 Ayers Circle
Summerville, SC 29485

Donald Hunter                            150,000(8)               2.5%               -0-              -0-
598 Kinzie Island Court
Sanibel, FL 33957

Dewey H. Crim                             20,000(9)               0.3%               -0-              -0-
242 Southern Hills Drive
Duluth, GA 30039

Daniel L. Azarnoff                           -0-                  -0-                -0-              -0-
433 Airport Blvd., Suite 419
Burlingame, CA 94010-2014

Wellington A. Ewen                           -0-                  -0-                -0-              -0-
45926 Oasis Street
Indio, CA 92201

Lois Rezler                                  -0-                  -0-                -0-              -0-
433 Airport Blvd., Suite 419
Burlingame, CA 94010-2014

Roy Azarnoff                                 -0-                  -0-                -0-              -0-
433 Airport Blvd., Suite 419
Burlingame, CA 94010-2014

All Directors and Executive            2,092,178                 34.5%         1,678,000             52.3%
Officers as a group (8 persons)

-----------------
(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
(2) Owned in joint tenancy with Shirley A. Bailey, the spouse of Higgins D. Bailey. (3) Held of record by Higgins D. Bailey as security for a loan made by Mr. Bailey to Mr. Anderson. Milton D. McKenzie has sole voting power with respect to these shares.
(4) Held of record by David M. Chapman and Samuel F. Trussell as security for deferred compensation owed to Messrs. Chapman and Trussell by Mr. Anderson.

(5) Including 1,404,093 shares held in the name of Higgins D. Bailey, as pledgee in connection with a loan made by Higgins D. Bailey to Thomas T. Anderson which is collateralized by the shares, and over which Mr. McKenzie has sole voting power as a result of an irrevocable proxy granted to Mr. McKenzie by Mr. Anderson in connection with a loan made by Mr. McKenzie to Mr. Anderson which is collateralized by the same shares. In addition, includes 243,490 Shares held of record by CapMac Eighty-two, a limited partnership of which Mr. McKenzie is a general partner.
(6) Includes 822,446 shares of Series A redeemable non-voting Preferred Stock owned by Lowell M. Somers, the spouse of Caroline T. Somers.
(7) Includes 905,793 shares of Common Stock owned by Caroline T. Somers, the spouse of Lowell M. Somers.
(8) Of these shares, 10,000 shares are held in the name of Deloras Decker Hunter, Trustee of the Deloras Decker Hunter Generation Skipping Trust. Deloras Decker Hunter is the spouse of Mr. Hunter and Mr. Hunter is deemed to have voting control over these 10,000 shares. In addition, these shares include 60,000 shares underlying an option assigned to Mr. Hunter in January, 1998.
(9) These shares are owned in joint tenancy with Virginia Crim, the spouse of Dewey H. Crim.

           INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

        During 1997, the Company received  advances totaling $15,000 from Milton
D. McKenzie, a stockholder in the Company. The advances did not bear interest and were payable upon demand. In addition, during 1996 and 1997, the Company was advanced an aggregate of $73,873 by Higgins D. Bailey, the Company's former President, current Chairman and stockholder. In January 1998, the above referenced debts were paid in full.


         The  Company  had  accrued  the  following   long-term   debt  owed  to
stockholders at December 31, 1996 and 1997:

                                                                      1996                  1997
                                                                      ----                  ----

8% Note payable - Thomas T. Anderson,  a stockholder,
issued for cash advances, principal plus accrued interest
due December 31, 2000, unsecured                                   $  631,678            $  631,678

8% Note payable - Higgins D. Bailey, the Company's
former President, current Chairman and a stockholder,
issued for cash advances, principal plus accrued interest
due December 31, 2000, unsecured                                      178,000               178,000

8% Note payable - Lowell M. Somers, a stockholder,
issued for past services, principal plus accrued interest
due December 31, 2000, unsecured                                      731,678               731,678

Accrued interest payable to Thomas T. Anderson and
Lowell M. Somers, stockholders of the Company                          60,341               169,131
                                                                   ----------            ----------
                                                                   $1,601,697            $1,710,487
                                                                   ==========            ==========


         On January 15, 1998, the Company converted all above noted long-term debt plus accrued interest to 1,710,487 shares of the Company's redeemable 8% non-voting, non-cumulative Series A Preferred Stock at $1 per share, for a total of $1,710,487.

         During November 1997, the Company began negotiating with James E. Wynn regarding compensation for research and development services provided since the inception of the Company. In exchange for these past services, the Company agreed to issue an 8% note payable to the individual in the principal amount of $1,500,000 maturing December 31, 2000. Subsequent to year end, the Company converted this obligation to 1,500,000 shares of its non-voting, non-cumulative redeemable Series A preferred stock, at $1.00 per share. In December, 1997, certain shareholders of the Company contributed a portion of their common stock to James E. Wynn as partial settlement for research and development services (259,042 shares valued at $518,000, approximately $2.00 per share). The expense and related capital contributions were reflected at December 31, 1997. James E. Wynn was subsequently appointed a Director to the Company's Board in February, 1998.

         In January 1998, the Company entered into an agreement with James E. Wynn, a director of the Company, whereby the Company granted James E. Wynn a non-exclusive right to develop new products that contain the same active ingredients as Esterom(R), but are formulated differently. All rights to the improved products will remain the exclusive property of the Company and James E. Wynn will receive two (2%) percent royalties on the net sales of all new improved products. The expiration date of this agreement is January 1, 2003.

         In February 1998, the Company entered into a lease arrangement with one of its principal shareholders, Thomas T. Anderson. The lease encompasses 800 square feet of office space at a monthly rate of $1,040.

         On February 16, 1998, the Company's Board of Directors approved a contract between the Company and James E. Wynn, whereby James E. Wynn will manufacture a duplicate sample of the Phase II clinical material necessary for quality control of the clinical supply manufactured in the Mallinckrodt laboratories.

         On April 18, 1998, the Company entered into an agreement with Western Center for Clinical Studies ("WCCS") whereby WCCS agreed to assist the Company in completing the Phase III study and NDA Phase for FDA approval of the Company's product, Esterom(R), in exchange for $880,400 and options to purchase an aggregate of 450,000 shares of the Company's common stock at $1.50 per share over a five (5) year period. Officers of WCCS presently serve in the following positions in the Company: Daniel L. Azarnoff, President; Lois Rezler, Vice
President of Science and Regulatory Affairs; and, Roy S. Azarnoff, Chief Operating Officer. Daniel L. Azarnoff has served as a director on the Company's Board of Directors since February, 1998.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         The Company is authorized to issue up to 50,000,000 shares of Common Stock, $.001 par value. There are 6,000,051 shares presently outstanding. All shares of Common Stock have equal voting rights and, when validly issued and outstanding, have one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not allowed, which means that the holders of a majority of the outstanding shares represented at any meeting at which a quorum is present will be able to elect all of the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors. On liquidation of the Company, each common shareholder is entitled to receive a pro rata share of the Company's assets available for distribution to common shareholders.

PREFERRED STOCK

         The Company is authorized to issue up to a total of 10,000,000 shares of preferred stock, $.001 par value, with the shares to be issued in series by the Board of Directors. The Company's Board of Directors has designated 3,210,487 shares of preferred stock as Series A redeemable non-voting Preferred Stock, of which all were issued. There are four (4) holders of record of the Company's Series A redeemable non-voting Preferred Stock. In addition, the Company's Board of Directors has designated 400,000 shares of preferred stock as convertible Series B Preferred Stock, which none have been currently issued. Such shares are currently being sold in a private offering at $5.00 per Share and are convertible on a 1 for 1 basis into Common Stock. The remaining shares of preferred stock may be issued in one or more series from time to time with such designations, rights, preferences and limitations as the Company's board of directors may determine without approval of its shareholders.

         Series A Preferred Stock is designated as redeemable eight (8%) percent non-cumulative non-voting preferred stock with $.001 par value. The Series A Preferred Stock is redeemable only from 20% to 50% of annual "Earnings", but not to exceed "Net Cash Flow from Operating Activities" as those terms are defined under GAAP. The Series A Preferred Stock will automatically expire on January 16, 2005 if not fully redeemed within that time period.


         Series B Preferred Stock is designated as redeemable ten (10%) percent cumulative non-voting preferred stock with $.001 par value and convertible on a 1 for 1 basis into Common Stock. At the Company's election, annual dividends may be paid in cash and/or in Shares of the Company's Common Stock, at the rate of one share of Common Stock for each $5.00 in accrued dividends. All issued and outstanding Preferred Stock shall be redeemed in full on or before July 15, 2003 ("Expiration Date"). The Company reserves the right to redeem, in whole or in part based on a pro rata basis with other holders of the Preferred Stock, the outstanding Preferred Stock upon 30 days' notice at $5.00 per share plus accrued and unpaid dividends to the redemption date from the date of issuance up to the Expiration Date. Notwithstanding the foregoing, in the event that the Company redeems the Preferred Stock within one year from date of issuance, the redemption price shall be $6.00 per share plus accrued and unpaid dividends to the redemption date; provided, however, if the Company redeems such Preferred Stock within six months from date of issuance, the Preferred Shareholder shall receive a dividend equivalent to one-half of the annual accrued dividend amount.


          The rights, preferences and limitations of separate series of serial preferred stock may differ with respect to such matters as may be determined by the Company's Board of Directors, including without limitation, the rate of dividends, method or nature or prepayment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions, conversion rights and voting rights. The ability of the Board to issue preferred stock could also be used by it as a means for resisting a change of control of the Company and can therefore be considered an "anti-takeover" device.

OPTION/WARRANTS

         The Company issued options to purchase 180,001 shares of the Company's Common Stock to a non-affiliate for business advisory services at an exercise price of $2.80 per share for a period of five (5) years ending October 28, 2003. In April, 1998, the Company granted options to purchase 100,000 Shares of the Company's Common Stock at a price of $4.00 per share to this party for additional advisory services, exercisable at such time as the services have been completed. In June, 1998, the Company issued options to purchase 16,667 shares of the Company's Common Stock to Western Center for Clinical Studies ("WCCS") , pursuant to an agreement between the Company and WCCS of which: (i) options to purchase 15,000 shares of the Company's Common Stock will be allocated to members of the Scientific and Medical Advisory Board, exercisable at $1.50 per Share, which options will vest pro rata annually over a three (3) year period until July, 2001; and, (ii) options to purchase 1,667 shares of the Company's Common Stock will be allocated to administrative staff of WCCS, exercisable at $1.50 per Share, which options will vest pro rata monthly over a three (3) year period until July, 2001. The above-mentioned options are being registered in this Prospectus pursuant to registration rights granted in the respective contractual agreements.

         In June 1998, the Board of Directors adopted a resolution whereby the Company granted to each director options to purchase up to 60,000 shares of the Company's Common Stock, exercisable at $3.00 per share, which options vest at the rate of 20,000 shares per year commencing February, 1999 through February, 2001. Should any of the directors cease to serve on the Board of Directors, all non-vested options shall be forfeited.


DIVIDEND POLICY

         Dividends are payable on Common Stock when, as, and if declared by the Board of Directors out of funds legally available to pay dividends, subject to any preferences which may be given to holders of preferred stock. The Company has paid no cash dividends to date and it does not anticipate payment of cash dividends in the foreseeable future.

STOCK TRANSFER AGENT

         The Company has designated Corporate Securities Transfer, Inc., Denver, Colorado as its transfer agent for the Common Stock.

                            SELLING SECURITY HOLDERS


         This Prospectus covers the proposed sale of (a) 5,400,001 Shares and 180,001 Shares underlying options pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"); (b) 300,000 Shares in accordance with certain registration rights granted to purchasers in a private placement offering of securities conducted by Old Entropin in December 1997; and, (c) 54,545 Shares and an additional 116,667 Shares underlying options pursuant to contractual agreements to register such shares with certain of the Selling Shareholders.

         Pursuant to an agreement among certain Selling Security Holders (the "Shareholders Agreement") who are Company officers, directors and major shareholders, an aggregate of 4,748,388 Shares which they own may be sold or otherwise disposed of for a period of one year from the date of this Prospectus only as the Company may permit. The Shareholders Agreement was entered in anticipation that potential funding sources at times may require or request a restriction on disposition of securities owned by a company's management and major shareholders. The Shares subject to the Shareholders Agreement may be offered or sold under this Prospectus during the term of the Shareholders Agreement upon the Company's consent and after expiration of the Shareholders Agreement without such consent. See The Company and Selling Security Holders.


         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Security Holders. The Company will receive cash proceeds from the exercise, if any, of outstanding options of up to $929,000 in cash.


         The following table sets forth certain information concerning the beneficial ownership of Common Stock and Preferred Stock by each Selling Security Holder as of July 20, 1998. No shares of Series A Preferred Stock are being registered hereby.

                                Shares           Shares of          Shares of Common Stock                      Shares of
                               of Common          Common             Owned After Offering        Shares of       Series A
                              Stock Owned         Stock            ------------------------     Series A        Preferred
                               Prior to          Offered                                        Preferred      Stock After
           Name                Offering (1)      Hereby (2)        Number        Percentage       Stock         Offering
           ----               ----------        --------           ------        ----------     ----------     ------------
Caroline T Somers               905,793           905,793           -0-             -0-          822,446(3)     822,446(3)

Higgins D. Bailey *&
Shirley A. Bailey              1,404,093         1,404,093          -0-             -0-          178,000(4)     178,000(4)

Chandler G. Brown               257,085           257,085           -0-             -0-              -0-            -0-

                                Shares           Shares of          Shares of Common Stock                      Shares of
                               of Common          Common             Owned After Offering        Shares of       Series A
                              Stock Owned         Stock            ------------------------     Series A        Preferred
                               Prior to          Offered                                        Preferred      Stock After
           Name                Offering (1)      Hereby (2)        Number        Percentage       Stock         Offering
           ----               ----------        --------           ------        ----------     ----------     -----------
CapMac Eighty-Two
Limited Partnership            243,490           243,490            -0-             -0-             -0-             -0-

Milton D. McKenzie,
Trustee of the Milton
D. McKenzie
Revocable Trust              1,750,417(5)      1,750,417(5)         -0-             -0-             -0-             -0-

James E. Wynn*                 518,085           518,085            -0-             -0-          1,500,000       1,500,000

CKC Partners                    78,300            78,300            -0-             -0-             -0-             -0-

Danny & Nancy Yu                10,000            10,000            -0-             -0-             -0-             -0-

Brent & Marlene
Jackson                         50,000            50,000            -0-             -0-             -0-             -0-

William L. Currin               10,000            10,000            -0-             -0-             -0-             -0-

Jacquelyn D.
Anderson Baker                   5,454             5,454            -0-             -0-             -0-             -0-

Interstate Johnson
Lane Corporation                10,000            10,000            -0-             -0-             -0-             -0-

Dennis K. Metzler                5,000             5,000            -0-             -0-             -0-             -0-

Jerry L. and Nancy
Sands                            1,000             1,000            -0-             -0-             -0-             -0-

The Macy Family
Trust                           10,000            10,000            -0-             -0-             -0-             -0-

Dewey H.*  &
Virginia Crim                   20,000            20,000            -0-             -0-             -0-             -0-

James W. Toot                    7,500             7,500            -0-             -0-             -0-             -0-

Gladys F. Decker &
Deloras D. Hunter,
Trustees of the Gladys
F. Decker Trust No. 1           20,000            20,000            -0-             -0-             -0-             -0-

Donald Hunter*                 140,000(6)        140,000(6)         -0-             -0-             -0-             -0-

Deloras Decker
Hunter, Trustee of the
Deloras Decker
Hunter Generation
Skipping Trust                  10,000            10,000            -0-             -0-             -0-             -0-

                                      -44-


                                Shares           Shares of          Shares of Common Stock                      Shares of
                               of Common          Common             Owned After Offering        Shares of       Series A
                              Stock Owned         Stock            ------------------------     Series A        Preferred
                               Prior to          Offered                                        Preferred      Stock After
           Name                Offering (1)      Hereby (2)        Number        Percentage       Stock         Offering
           ----               ----------        --------           ------        ----------     ----------     -----------
Suzanne Oliphant                10,000            10,000            -0-             -0-             -0-             -0-

Albert W. White                 10,000            10,000            -0-             -0-             -0-             -0-

Stephen H. West                 20,000            20,000            -0-             -0-             -0-             -0-

C. Richard Harrison             10,000            10,000            -0-             -0-             -0-             -0-

Jeanette Y. Mihaly              20,000            20,000            -0-             -0-             -0-             -0-

Joy Ann Svenson                 10,000            10,000            -0-             -0-             -0-             -0-

Richard L. Monfort             180,000           180,000            -0-             -0-             -0-             -0-

David T. Treadwell              10,000            10,000            -0-             -0-             -0-             -0-

David Bressler                   5,000             5,000            -0-             -0-             -0-             -0-

Gerald Olesh                    10,000            10,000            -0-             -0-             -0-             -0-

Arthur Kassoff                  10,000            10,000            -0-             -0-             -0-             -0-

Armond A. Azharian               5,000             5,000            -0-             -0-             -0-             -0-

The Underwood
Family Partners                120,002(7)        120,002(7)         -0-             -0-             -0-             -0-

Steven C. & Lynn T.
Quoy                           120,000(8)        120,000(8)         -0-             -0-             -0-             -0-

Thomas T. Anderson
Trust                        1,404,093(9)      1,404,093(9)         -0-             -0-         710,041(10)     710,041(10)

Gross Ventures, Inc.
Profit Sharing Trust            20,000            20,000            -0-             -0-             -0-             -0-

B. A. Bates                     20,000            20,000            -0-             -0-             -0-             -0-

David M. Chapman                10,000            10,000            -0-             -0-             -0-             -0-

Samuel Trussell                 10,000            10,000            -0-             -0-             -0-             -0-

Xavier Equihua                   1,000             1,000            -0-             -0-             -0-             -0-

Samantha Landy IRA               7,272             7,272            -0-             -0-             -0-             -0-

Karen Campbell,
Custodian for Lauren
and Abigail Campbell             2,000             2,000            -0-             -0-             -0-             -0-

Watson Corporation               4,000             4,000            -0-             -0-             -0-             -0-


                                Shares           Shares of          Shares of Common Stock                      Shares of
                               of Common          Common             Owned After Offering        Shares of       Series A
                              Stock Owned         Stock            ------------------------     Series A        Preferred
                               Prior to          Offered                                        Preferred      Stock After
           Name                Offering (1)      Hereby (2)        Number        Percentage       Stock         Offering
           ----               ----------        --------           ------        ----------     ----------     -----------
Watson Development
Corporation                      1,000             1,000            -0-             -0-             -0-             -0-

Kenneth P. Carter,
Custodian for Taylor
and Sydney Carter                2,000             2,000            -0-             -0-             -0-             -0-

Douglas F. and Dena
K. Carter                       12,000(11)        12,000(11)        -0-             -0-             -0-             -0-

Michael A. Oliver                3,000             3,000            -0-             -0-             -0-             -0-

A. Thomas
Tenenbaum**                     39,500            20,000           19,500           -0-             -0-             -0-

David Callaham                  10,000            10,000            -0-             -0-             -0-             -0-

Max Gould                       44,545            44,545            -0-             -0-             -0-             -0-

John R. Bridges, Jr.            10,000            10,000            -0-             -0-             -0-             -0-

WCCS                            16,667(12)        16,667            -0-             -0-             -0-             -0-

LMU & Co.                      100,000(13)       100,000            -0-             -0-             -0-             -0-

o    Denotes a director and/or officer-employee of the Company
** Denotes a person previously employed by, or a director of, the Company during the past three years.
(1) Beneficial ownership is calculated in accordance with Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person of the class, but not deemed outstanding for the purposes of calculating the percentage owned of the class by any other person.
(2) The number of Shares offered hereby consists of outstanding Shares held and offered for the account of the Selling Shareholders.
(3) The Preferred Shares are held of record by Lowell M. Somers, spouse of Caroline D. Somers.
(4)  The Preferred Shares are held of record by Higgins D. Bailey.
(5) Including 1,404,093 shares held in the name of Higgins D. Bailey, as pledgee in connection with a loan made by Higgins D. Bailey to Thomas T.
     Anderson which is collateralized by the shares, and over which Mr. McKenzie has sole voting power as a result of an irrevocable proxy granted to Mr.
     KcKenzie by Mr. Anderson in connection with a loan made by Mr. McKenzie to Mr. Anderson which is collateralized by the same shares. In addition, includes 143,490 Shares held of record by CapMac Eighty-two, a limited partnership of which Mr. McKenzie is a general partner.
(6)  Includes  20,000  Shares  held of record  by the  Donald  Hunter  Residuary
     Marital Trust as to which Mr. Hunter has  beneficial  ownership as trustee.
     In addition, the Shares include options to purchase 60,000 Shares Does not include Shares held by record by spouse.
(7)  Includes 60,001 Shares underlying options
(8)  Includes 60,000 Shares underlying options

                                      -46-


(9)  Held of record by  Higgins  D.  Bailey as  security  for a loan made by Mr.
     Bailey to Mr.  Anderson.  Milton D.  McKenzie  has sole  voting  power with respect to these shares.
(10) Held of record by David M.  Chapman and Samuel F.  Trussell as security for deferred compensation owed to Messrs. Chapman and Trussell by Mr. Anderson.
(11) Includes  4,000 Shares held of record by Douglas F. Carter,  Custodian  for
     McKenzie  L.  Carter as to which Mr.  Carter has  beneficial  ownership  as custodian.
(12) The Shares  constitute  options to purchase  16,667 Shares of the Company's
     Common Stock which were granted to WCCS pursuant to a contractual agreement for  assignment  as  follows:  options to  purchase  15,000  Shares will be assigned to members of the Company's Scientific and Medical Advisory Board;
     and,   options  to  purchase   1,667   Shares  will  be  assigned  to  WCCS
     administrative personnel.
(13) The Shares  constitute  options to purchase 100,000 Shares of the Company's
     Common Stock.

                              PLAN OF DISTRIBUTION

         The Selling  Shareholders  have  advised the Company  that prior to the date of this Prospectus  they have not made any agreements or arrangements  with any  underwriters,  brokers or dealers  regarding the resale of the Shares.  The
Company has been advised by the Selling  Shareholders that the Shares may at any time or from time to time be offered  for sale  either  directly  by the Selling
Shareholders or by their transferees or other successors in interest. Such sales
may  be  made  in  the  over-the-counter   market  or  in  privately  negotiated
transactions.

         The Selling Shareholders have exercised their right to require the Company to register the Shares which the Selling Shareholders acquired from the Company in connection with a merger by the Company and Entropin, Inc, a California corporation effective January 15, 1998 ("the Merger Agreement"). In connection with the Merger Agreement, the Selling Shareholders were granted certain registration rights pursuant to which the Company has agreed to maintain a current registration statement to permit public sales of the Shares for a period of at least nine months from the date of this Prospectus or until the Shares have been sold, whichever first occurs. The Company will pay all of the expenses incident to the offering and sale of the Shares to the public by the Selling Shareholders other than commissions and discounts of underwriters, dealers or agents, if any. Expenses to be paid by the Company include legal and accounting fees in connection with the preparation of the Registration Statement of which this Prospectus is a part, legal fees in connection with the qualification of the sale of the Shares under the laws of certain states, registration and filing fees, printing expenses, and other expenses. The Company will not receive any proceeds from the sale of the Shares by the Selling
Shareholders.

         The Company anticipates that the Selling Shareholders from time to time will offer the Shares through: (i) dealers or agents or in ordinary brokerage transactions; (ii) direct sales to purchasers or sales effected through an agent; (iii) privately negotiated transactions; or, (iv) combinations of any such methods. The Shares would be sold at market prices prevailing at the time of sale or at negotiated prices. Dealers and brokers involved in the offer and sale of the Shares may receive compensation in the form of discounts and commissions. Such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Shareholders and/or the purchasers of Shares for whom such underwriters, dealers or agents may act. The Selling
Shareholders and any dealers or agents which participate in the distribution of the Shares may be deemed to be "underwriters" as defined in the Securities Act

                                      -47-

of 1933, as amended (the "1933 Act") and any profit on the sale of the Shares and any discounts, commissions or concessions received by any dealers or agents might be deemed by the NASD to constitute underwriting compensation.

         If the Company is notified by the Selling Shareholders that any material arrangement has been entered into with an underwriter for the sale of Shares, a supplemental prospectus will be filed to disclose such of the following information as the Company believes appropriate: (i) the name of the participating underwriter; (ii) the number of Shares involved; (iii) the price at which such Shares are sold; (iv) the commissions paid or discounts or concessions allowed to such underwriter; and, (v) other facts material to the transaction.

         Sales of Shares in the over-the-counter market may be by means of one or more of the following: (i) a block trade in which a broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus;
and, (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate.

         The Company is unable to predict the effect which sales of the Shares by the Selling Shareholders might have upon the market price of the Company's
Common Stock or the Company's ability to raise further capital.

                                  LEGAL MATTERS

         Legal matters in connection with the Shares being offered hereby have been passed on for the Company by the law firm of Brenman Bromberg & Tenenbaum, P.C., Denver, Colorado. Members of the firm of Brenman Bromberg & Tenenbaum,
P.C. own 52,274 Shares of the Company's Common Stock.

                                     EXPERTS

          The statements of operations data for the years ended December 31, 1997 and 1996, and for the period from August 27, 1984 (inception) to December
31, 1997, included in this Prospectus and Registration Statement have been audited by Causey Demgen & Moore Inc., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         SHARES ELIGIBLE FOR FUTURE SALE


         The Company presently has outstanding 6,000,051 shares of Common Stock.
All of the Shares registered hereunder can be resold pursuant to this Prospectus. However, the Company has entered into an agreement with its officers and directors and major shareholders pursuant to which 4,748,388 Shares owned by

                                      -48-

such persons may be sold only as the Company may permit for a period of one year from the date of this Prospectus. The Shareholders Agreement was entered in anticipation that potential funding sources at times may require or request a restriction on disposition of securities owned by a company's management and major shareholders. (See The Company and Selling Security Holders.) In the event the Shares are not sold under this Prospectus, the Shares remain "restricted securities" as that term is defined in Rule 144 promulgated under the Securities
Act. In general, under Rule 144, as currently in effect, any person (or persons whose shares are aggregated), including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of payment therefor to the Company or acquisition thereof from an affiliate, may sell such securities in brokers' transactions or directly to market makers, provided that the number of shares sold in any three month period may not exceed the greater of 1% of the then outstanding Common
Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about the Company. After two years have elapsed from the later of the issuance of restricted securities by the Company or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under Rule 144.


         Sales of substantial amounts of Common Stock by shareholders of the Company under Rule 144 or otherwise, or even the potential for such sales, are likely to have a depressive effect on the market price of the shares of Common
Stock and Warrants and could impair the Company's ability to raise capital through the sale of its equity securities. See Risk Factors.

                             ADDITIONAL INFORMATION

         The Company has filed a Registration Statement under the Securities Act of 1933, as amended with respect to the securities offered hereby with the United States Securities and Exchange Commission ("SEC"), 450 Fifth Street,
N.W., Washington, D.C. 20549. This Prospectus, which is a part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules therein, which may be examined at the SEC's Washington, D.C.
office, 450 Fifth Street, N.W., Washington, D.C. 20549 without charge, or copies of which may be obtained from the SEC upon request and payment of the prescribed fee. Statements made in this Prospectus as to the contents of any contract, agreement or document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference. The Company is a reporting company under the Securities Exchange Act of 1934, as amended, and in accordance therewith in the future will file reports and other information with the SEC.
All of such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at the address set forth above in Washington, D.C. and at regional offices of the SEC located at 500 West
Madison Street,  Suite 1400,  Chicago,  Illinois 60661 and 7 World Trade Center,

                                      -49-

Suite 1300, New York, New York 10048. In addition, the Company intends to provide its shareholders with annual reports, including audited financial statements, unaudited interim reports and such other reports as the Company may determine necessary. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.secgov.

                                    GLOSSARY

"ESTEROM(R)" means the product employed in Entropin's Phase II studies which contains benzoylecgonine, ecgonine, ecgonidine and their 2-hydroxypropyl esters.

"ESTEROM   RELATED   COMPOUNDS"   means  the   compounds  of  formulas  and  the
pharmaceutical  compositions  containing those compounds,  or mixtures  thereof, identified and/or claimed under Entropin's Licensed Patents.

"DEA" means the Drug Enforcement Administration.

"FDA" means the United States Food and Drug Administration.

"IND" means an Investigational New Drug application filed with the FDA.

"NDA" means a New Drug Application filed with the FDA.

"RANGE OF MOTION" for a shoulder may be defined as the number of degrees to which the patient may move the arm from the side in a forward, backward or upward direction.

"GMP" means Good Manufacturing Practices which are regulations enforced by the FDA through its facilities inspection program.



                                      -50-

                                           INDEX TO FINANCIAL STATEMENTS
                                           -----------------------------

                                                   ENTROPIN, INC.


AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997:
---------------------------------------------------------------------------
     Report of Causey Demgen & Moore Inc. Independent Certified Public Accountants..............................  F-2

     Balance Sheets As of December 31, 1996 and 1997............................................................  F-3

     Statements of Operations
         For Years Ended  December  31,  1996 and 1997,  and for the Period from August 27, 1984
         (Inception) Through December 31, 1997..................................................................  F-4

     Statements of Changes in Stockholders' Equity
         For the Period from August 27, 1984 (Inception) Through December 31, 1997..............................  F-5

     Statements of Cash Flows
         For Years Ended December 31, 1996 and 1997, and for the Period from August 27, 1984
         (Inception) Through December 31, 1997..................................................................  F-6

     Notes to Financial Statements
         December 31, 1996 and 1997.............................................................................  F-8

UNAUDITED FINANCIAL STATEMENTS FOR QUARTER ENDED MARCH 31, 1998:
----------------------------------------------------------------

     Balance Sheet - December 31, 1997 and March 31, 1998 (unaudited)...........................................  F-18

     Statement of Operations for the Three Months ended March 31, 1997 and 1998 and for the Period from
          August 27, 1984 (inception) to March 31, 1998.........................................................  F-19

     Statement of Changes in Stockholders' Equity (Deficit) for the Three Months Ended March 31, 1998...........  F-20

     Statement of Cash Flows for the Three Months Ended March 31, 1997 and 1998 and for the Period from
          August 27, 1984 (inception) to March 31, 1998 (unaudited).............................................  F-21

     Notes to Unaudited Financial Statements - March 31, 1998...................................................  F-22

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders
Entropin, Inc.


We have audited the accompanying balance sheet of Entropin, Inc. (a development stage company) as of December 31, 1996 and 1997, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended and for the period from August 27, 1984 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entropin, Inc. as of December 31, 1996 and 1997 and the results of its operations and its cash flows for the years then ended and for the period from August 27, 1984 (inception) through December 31, 1997, in conformity with generally accepted accounting principles.

Denver, Colorado
February 22, 1998, except
for Note 9, as to which the
date is March 19, 1998                    CAUSEY DEMGEN & MOORE INC.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                           December 31, 1996 and 1997

                                     ASSETS
                                     ------
                                                          1996         1997
                                                          ----         ----
Current assets:
   Cash                                                $    1,677   $      291
   Accounts receivable - stockholder (Note 2)               5,000        5,000
                                                       ----------   ----------
     Total current assets                                   6,677        5,291

Deferred stock offering costs (Notes 4 and 8)                   -       10,746

Patent costs, less accumulated amortization of
   $22,300 (1996) and $40,300 (1997)                      218,326      266,456
                                                       ----------   ----------
                                                       $  225,003   $  282,493
                                                       ==========   ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

Current liabilities:
   Accounts payable                                    $  148,557   $  329,813
   Advances - stockholders (Note 2)                        21,036       98,873
                                                       ----------   ----------
     Total current liabilities                            169,593      428,686

Long-term debt:
   Stockholders (Note 2)                                1,601,697    1,710,487
   Deferred royalty agreement (Note 6)                    111,440      155,495
   Compensation agreement (Note 6)                      1,430,000    1,500,000
                                                       ----------   ----------
     Total long-term debt                               3,143,137    3,365,982

Commitments and contingencies (Notes 6 and 8)

Series A redeemable preferred stock, $.001 par value,
   3,210,487 shares authorized, no shares issued
   and outstanding (Notes 3 and 8)                              -            -

Stockholders' equity (deficit) (Notes 4 and 8):
   Preferred stock, $.001 par value; 10,000,000 shares
     authorized, Series A reported above (Note 3)               -            -
   Common stock, $.001 par value; 50,000,000
     shares authorized, 5,220,000 shares issued
     and outstanding                                        5,220        5,220
   Additional paid-in capital                             369,780    1,043,780
   Deficit accumulated during the development stage    (3,462,727)  (4,561,175)
                                                       ----------   ----------
     Total stockholders' equity (deficit)              (3,087,727)  (3,512,175)
                                                       ----------   ----------
                                                       $  225,003   $  282,493
                                                       ==========   ==========


                            See accompanying notes.
                                      F-3

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS

                 For the Years Ended December 31, 1996 and 1997
    and for the Period from August 27, 1984 (inception) to December 31, 1997


                                                                   Cumulative
                                                                  amounts from
                                             1996         1997      inception
                                             ----         ----    ------------

Costs and expenses:
   Research and development                $ 167,818  $   683,209  $ 3,752,854
   General and administrative                101,894      269,853      511,255
   Depreciation and amortization              10,550       18,000       57,368
                                           ---------  -----------  -----------
     Operating loss                         (280,262)    (971,062)  (4,321,477)

Other income (expense):
   Interest expense                          (94,876)    (127,386)    (239,698)
                                           ---------  -----------  -----------

Net loss                                   $(375,138) $(1,098,448) $(4,561,175)
                                           =========  ===========  ===========
Basic net loss per common share (Note 5)   $    (.07) $      (.21) $      (.87)
                                           =========  ===========  ===========



                            See accompanying notes.

                                                 ENTROPIN, INC.
                                         (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                      For the Period from August 27, 1984 (inception) to December 31, 1997
                                                                                                            Deficit
                                                                                                           accumulated
                                                           Common Stock       Additional                   during the
                                                        ------------------      paid-in       Stock        development
                                                        Shares      Amount     capital    subscriptions       stage
                                                        ------      ------    ----------  -------------    ------------
Balance at August 27, 1984 (inception)                         -    $    -   $        -     $      -      $         -

   Sale of common stock for cash
     in 1984 ($.005 per share)                           991,800       992        4,008            -                -

   Issuance of common stock in exchange for
      services in 1991 ($.005 per share)               3,967,198     3,967       16,033            -                -

   Cash contribution from shareholder in 1991                  -         -       50,000            -                -

   Net loss for the period from inception through
     December 31, 1994                                         -         -            -            -       (2,824,221)
                                                       ---------    ------   ----------     --------      -----------
Balance, December 31, 1994                             4,958,998     4,959       70,041            -       (2,824,221)

   Cash received for common  stock subscription                -         -            -      150,000                -

   Net loss for the year                                       -         -            -            -         (263,368)
                                                       ---------    ------   ----------     --------      -----------
Balance, December 31, 1995                             4,958,998     4,959       70,041      150,000       (3,087,589)

   Sale of common stock for cash ($1.15 per share)       261,002       261      299,739     (150,000)               -

   Net loss for the year                                       -         -            -            -         (375,138)
                                                       ---------    ------   ----------     --------      -----------
Balance, December 31, 1996                             5,220,000     5,220      369,780            -       (3,462,727)

   Capital contributions (Note 4)                              -         -      674,000            -                -

   Net loss for the year                                       -         -            -            -       (1,098,448)
                                                       ---------    ------   ----------     --------      -----------
Balance, December 31, 1997                             5,220,000    $5,220   $1,043,780     $      -      $(4,561,175)
                                                       =========    ======   ==========     ========      ===========

                                                    See accompanying notes.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                 For the Years Ended December 31, 1996 and 1997
    and for the Period from August 27, 1984 (inception) to December 31, 1997

                                                                     Cumulative
                                                                      amounts
                                                                       from
                                              1996         1997      inception
                                              ----         ----      ---------
Cash flows from operating activities:
   Net loss                                 $(375,138) $(1,098,448) $(4,561,175)
   Adjustments to reconcile net loss to
     net cash used in operating
     activities:
      Depreciation and amortization            10,550       18,000       57,368
      IBC partner royalty agreement                 -       44,055      155,495
      Services contributed in exchange
        for stock                                   -      674,000      694,000
      Services contributed in exchange for
        compensation agreements               110,000       70,000    2,231,678
      Increase in accounts receivable -
        shareholder                                 -            -       (5,000)
      Increase in accounts payable             33,418      181,256      329,813
      Increase in accrued interest             60,341      108,790      169,139
      Other                                         -           -           139
                                            ---------  -----------  -----------
      Total adjustments                       214,309    1,096,101    3,632,624
                                            ---------  -----------  -----------
      Net cash used in operations            (160,829)      (2,347)    (928,551)

Cash flows from investing activities:
   Purchase of equipment                            -            -      (17,207)
   Patent costs                               (54,564)     (66,130)    (306,756)
                                            ---------  -----------  -----------
      Net cash used in investing activities   (54,564)     (66,130)    (323,963)

Cash flows from financing activities:
   Deferred stock offering costs                    -      (10,746)     (10,746)
   Proceeds from sale of common stock         150,000            -      355,000
   Proceeds from stockholder loans             19,972            -      809,678
   Proceeds from stockholder advances          21,035       77,837       98,873
                                            ---------  -----------  -----------
      Net cash provided by financing
         activities                           191,007       67,091    1,252,805
                                            ---------  -----------  -----------
Net increase (decrease) in cash               (24,386)      (1,386)         291

Cash at beginning of period                    26,063        1,677            -
                                            ---------  -----------  -----------
Cash at end of period                       $   1,677  $       291  $       291
                                            =========  ===========  ===========

                         (Continued on following page)
                            See accompanying notes.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

           For the years ended December 31, 1996 and 1997 and for the Period from August 27, 1984 (inception) to December 31, 1997




                         (Continued from preceding page)

Supplemental disclosure of cash flow information:

                                                               Cumulative
                                                                 amounts
                                                                 from
                              1996              1997           inception
                              ----              ----           ---------

Cash paid during period
for interest                $6,372            $15,598           $59,855


Supplemental disclosure of non-cash financing activities:

During 1996, the Company entered into a compensation agreement with the spouse of a shareholder for $731,678 in exchange for services performed for the Company in prior years (see Note 2).

Pursuant to an agreement with an IBC limited partner, the Company has accrued a liability totaling $155,495 at December 31, 1997 for advance royalties due to the individual (see Note 6).

In November of 1997, the Company reached an agreement with an individual to enter into a compensation agreement in exchange for services the individual has provided the Company since inception (see Note 6). The Company has reflected a liability of $1,430,000 and $1,500,000 in 1996 and 1997, respectively, related to this agreement.



                            See accompanying notes.
                                     F-7

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997


1.   Organization and summary of significant accounting policies
     -----------------------------------------------------------

     Organization:

     Entropin, Inc., a Colorado corporation, was organized in August 1984, as a pharmaceutical research company developing Esterom(R), a topically applied compound for the treatment of impaired range of motion associated with acute lower back sprain and acute painful shoulder. The Company is considered to be a development stage enterprise as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. Activities from inception include research and development activities, seeking the U.S. Food and Drug Administration (FDA) approval for Esterom(R), as well as fund raising.

     Basis of presentation and management's' plans:

     The Company's financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has been primarily involved in research and development activities. This has resulted in significant losses and a stockholders' deficit at December 31, 1997 of $4,561,175. The Company's continued existence is dependent on its ability to obtain the additional funding necessary to complete the FDA approval process for Esterom(R) and market the product.

     As described in Note 8, the Company has successfully completed a private placement and a recapitalization of the Company which will provide additional liquidity for the Company for current operations. However, the Company estimates it will require additional funding of up to $8,000,000 over the next three years to successfully complete the FDA approval process. The financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern in its present form.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Income Taxes:

     The Company has elected under the Internal Revenue Code to be an 'S' corporation. In lieu of corporation income taxes, the shareholders of an 'S' corporation include their respective shares of the Company's net income or loss in their individual income tax returns.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

1.   Organization and summary of significant accounting policies (continued)
     -----------------------------------------------------------------------

     Deferred stock offering costs:

     Deferred stock offering costs represent costs incurred to December 31, 1997, in connection with the private placement of common stock, more fully discussed in Note 6. Costs incurred as of December 31, 1997 and additional costs incurred subsequent to that date, were charged against the proceeds of the offering.

     Patents:

     Patents are stated at cost less accumulated amortization which is calculated on a straight-line basis over the useful lives of the assets, estimated by management to average 17 years. Research and development costs and any costs associated with internally developed patents (with the exception of legal costs) are expensed in the year incurred.

     Impairment of long-lived assets:

     The Company evaluates the potential impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121,
     Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. The Company annually reviews the amount of recorded long-lived assets for impairment. If the sum of the expected cash flows from these assets is less than the carrying amount, the Company will recognize an impairment loss in such period.

     Cash equivalents:

     For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Concentrations of credit risk:

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality financial institutions. At times during the years, the balance at any one financial institution may exceed FDIC limits.

     Reclassifications:

     Certain reclassifications have been made to the 1996 financial statements to conform to the 1997 financial statement presentation.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997


2.   Related party transactions
     --------------------------

     Office Space:

     The Company presently uses part of an office facility and administrative services provided by a director and stockholder of the Company at no cost.

     Accounts receivable - stockholder:

     During 1994, the Company advanced $5,000 to a stockholder. The advance does not bear interest and is due on demand. The Company expects the advance to be paid in full.

     Advances - stockholders:

     During 1996 and 1997, the Company was advanced an aggregate of $83,873 by a stockholder from the stockholder's personal line of credit. The advances are non-interest bearing and due on demand.

     During 1997, the Company received advances from a stockholder totaling $15,000. The advances do not bear interest and are payable upon demand. The stockholders' advances have been repaid from proceeds of the private placement on January 22, 1998 (see Note 4).

     Long-term debt - stockholders:

     Long-term debt - stockholders consisted of the following at December 31, 1996 and 1997:

                                                                      1996        1997
                                                                      ----        ----
     8% Note payable - stockholder, issued for cash advances,
         principal plus accrued interest due December 31,
         2000, unsecured                                          $  631,678    $  631,678

     8% Note payable - stockholder, issued for cash advances,
         principal plus accrued interest due December 31,
         2000, unsecured                                             178,000       178,000

     8% Note  payable -  stockholder, issued for past services, principal plus accrued interest due December 31,
         2000, unsecured                                             731,678       731,678

     Accrued interest payable                                         60,341       169,131
                                                                  ----------    ----------
                                                                  $1,601,697    $1,710,487
                                                                  ==========    ==========

       As described in Note 6, effective January 15, 1998, all above noted long-term debt plus accrued interest was converted to 1,710,487 shares of the Company's redeemable 8% non-voting, non-cumulative Series A Preferred Stock at $1 per share, for a total of $1,720,487 which represents the recorded amount of the liability at December 31, 1997 and fair value of preferred stock issued.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

3.   Redeemable preferred stock
     --------------------------

     In December 1997, the Board of Directors approved an amendment to the Articles of Incorporation to authorize 10,000,000 shares of $.001 par value preferred stock. 3,210,487 shares of the Company's preferred stock were designated as redeemable, non-voting, non-cumulative 8% Series A Preferred Stock (see Note 8). The annual 8% dividend is based upon a $1.00 per share value, and is only payable out of earnings.

     The Series A Preferred Stock will be subject to mandatory redemption. The funds available for redemption will be equal to more than 20% but less than 50% of annual earnings, as determined annually by the Board of Directors, but not exceeding cash flow from operations and will automatically cancel in seven years if not fully redeemed. The Company may voluntarily redeem outstanding shares of preferred stock at $1 per share.

4.   Stockholders' equity
     --------------------

     Buy-sell agreement:

     On August 11, 1993, the Company entered into a buy-sell agreement with the existing stockholders which, among other provisions, requires stockholders desiring to sell or transfer shares to a person or entity other than an immediate family member to first submit a proposal of the sale or transfer and its terms to the Company. Pursuant to the agreement, the Company is entitled to a first right option to purchase some or all of the shares on the terms and price offered to the buyer after which, subject to certain provisions, all other individual shareholders may then purchase any remaining shares not purchased by the Company. The buy-sell agreement was cancelled January 15, 1998.

     Authorized capital:

     Pursuant to the recapitalization more fully described in Note 8, in December 1997, the Board of Directors approved an amendment to the Articles of Incorporation to increase the authorized common stock to 7,000,000 shares and to establish its par value at $.001 per share.

     Stock split:

     On December 10, 1997, the Board of Directors approved a 198.36-for-one stock split. Accordingly, all references to common shares including the number of shares (except shares authorized), stock option data, additional paid-in capital, and per share information have been retroactively restated to reflect the stock split, which presentation is consistent with the recapitalization of the Company (see Note 8).

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

4.   Stockholders' equity (continued)
     --------------------------------

     Private placement:

     As of December 31, 1997, the Company had commenced a private placement of 30 units (10,000 shares of its $.001 par value common stock per unit) at $27,500 per unit, $2.75 per share, which closed on January 15, 1998 with gross proceeds of $825,000 (see Note 8).

     Capital contributions:

     In December 1997, certain shareholders of the Company contributed a portion of their common stock to an individual providing business advisory and legal services to the Company (78,300 shares valued at $156,000) and to the Chairman of the Pharmaceutical Sciences Department of a university as partial settlement for research and development services (259,042 shares valued at $518,000). The transactions were accounted for based upon the fair value of the common shares contributed, approximately $2.00 per share. The expense and related capital contributions are reflected at December 31, 1997.

5.   Basic net loss per share
     ------------------------

     Basic net loss per share is based on the weighted average number of shares outstanding during the periods, 5,220,000 shares. Shares issued for nominal consideration are considered outstanding since inception. Diluted loss per share has not been presented as exercise of the outstanding stock options would have an anti-dilative effect.

6.   Commitments and contingencies
     -----------------------------

     Compensation agreements:

     In 1993, the Company entered into a 30 year compensation agreement with I.B.C. limited partners owning 64.28% of the limited partnership. The
     I.B.C. Limited Partnership participated in the early development of Estrom(R) (the medicine) and owned the patent rights to three patents and all intellectual property rights. Under the terms of the Agreement, the Company acquired all of the patent and intellectual property rights in exchange for certain compensation to the limited partners, which is dependent upon the Company's receipt of a marketing partners technological access fee and royalty payments. The partnership was subsequently dissolved. Compensation under the agreement includes a bonus payment of $96,420 to be paid at the time the Company is reimbursed by a drug company for past expenses paid for development of the medicine, as well as 64.28% of a decreasing payment rate (3% to 1%) on cumulative annual royalties received by the Company. As of December 31, 1996 and 1997, no liabilities have been accrued with respect to this agreement.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

6.   Commitments and contingencies (continued)
     -----------------------------------------

     In a separate agreement with a former I.B.C. limited partner, the Company has agreed to pay the partner 35.72% of a decreasing earned payment (3% to 1% on cumulative annual sales of products by the Company) until October 10, 2004. From October 10, 2004 until October 10, 2014, the Company will pay the partner 17.86% of the earned payment. In accordance with the agreement, the Company has agreed to pay the former limited partner the amount of $40,000 and a minimum earned payment of $3,572 per calendar quarter beginning on December 1, 1989. Such minimum earned payment is to be evidenced by a promissory note issued each quarter and payable when the Company is either reimbursed for expenses paid for the development of the medicine or from the first income received from the Company from net sales of the medicine. The quarterly payments are to be applied against the earned payment to be received by the limited partner. As of December 31, 1996, and 1997, the total liability accrued with respect to this agreement totaled $111,440 and $155,495, respectively.

     Consulting Agreement:

     On March 12, 1996, the Company entered into a Consulting Agreement with a firm whereby the Company has to pay the firm up to a $50,000 success fee concurrent with the Company's signing of any agreement establishing a corporate partnership, product license, or any other agreement relating to the marketing of the medicine. As of December 31, 1997 50% of this fee had been earned and $25,000 had been recorded as a liability and expense.

     Development of New Products Agreement:

     On January 26, 1987, the Company entered into a Development of New Products Agreement with a university whereby the university provides various services including research and development, product formulations, and clinical supply for the Company relating to its development of the medicine on a project by project basis. Prior to the commencement of each project, the Company and the university will mutually agree on the nature, type, and timing of each special project as well as the terms of compensation to the university. Under the agreement, the university is required to disclose to the Company all inventions, discoveries, or improvements conceived or made by the university and has agreed to assign all its interests to the Company.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

6.   Commitments and contingencies (continued)
     -----------------------------------------

     Compensation Agreement:

     During November 1997, the Company began negotiating with an individual regarding compensation for research and development services provided since the inception of the Company. In exchange for these services, the Company agreed to issue an 8% note payable to the individual in the principal amount of $1,500,000 maturing December 31, 2000. The Company has accrued related costs of $1,430,000 as of December 31, 1996, and accrued additional liability of $70,000 during the year ended December 31, 1997. Subsequent to year end, the Company converted this obligation to 1,500,000 shares of its non-voting, non-cumulative redeemable 8% Series "A" preferred stock, at $1 per share, which was considered to be fair value of the services received by the Company (see Note 8). In addition, effective December 15, 1997 three stockholders of the Company agreed to transfer a portion of their common stock to provide the individual with approximately 5% of the outstanding common shares (see Note 4).

     Development and Supply Agreements:

     On January 1, 1997, the Company entered into 10 year Development and Supply Agreements with Mallinckrodt, Inc. to develop all of the chemistry, manufacturing and controls to comply with the drug master file of the Food and Drug Administration as well as supply the bulk active product for marketing. In exchange for these services, Mallinckrodt will receive exclusive rights as a supplier of the bulk active product to the Company in North America. For the first year ended December 31, 1997, the contract price of the ingredient will be fixed based on the number of liters ordered by the Company. Subsequent to December 31, 1997, the cost per liter will be adjusted based on changes in the price of the components in the bulk active product.

     In addition, pursuant to the agreement, the Company has granted Mallinckrodt a right of first refusal to supply the Company's requirements of the bulk active product in all other parts of the world outside of North America.

     Management advisory services agreement:

     On October 28, 1997, the Company entered into a 3-year agreement with an organization providing management advisory services to the Company. The organization provides assistance in developing and implementing a strategic plan of merger or acquisition and for business and financial community relations. The agreement provides compensation, for arranging a merger or acquisition acceptable to the Company, through the issuance of two options to acquire 180,001 shares of the Company's common stock for $100 and $504,000, respectively, simultaneous with the closing of the merger (see
     Note 8). The options are exercisable for a five-year period. In addition, the organization received registration rights for the shares underlying the options. The difference between the fair value of the stock and the exercise price will be treated as additional costs of the merger and charged to capital.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

7.   Financial instruments
     ---------------------

     The carrying values of cash, accounts receivable-shareholder, accounts payable and advances-shareholders approximated fair value due to the short-term maturities of these instruments.

     The Company believes that it is not practical to estimate a fair market value different from the carrying value of long-term debt. Long-term debt, excluding the deferred royalty agreement, was converted into redeemable preferred stock on January 15, 1998. Both the redeemable preferred stock and the deferred royalty agreement have numerous features unique to these securities and agreements as described in Notes 3 and 6.

8.   Subsequent events
     -----------------

     Recapitalization:

     On December 9, 1997, the Company entered into an agreement and plan of merger with Vanden Capital Group, Inc. (Vanden) to exchange all of the issued and outstanding common shares of the Company, in exchange for 5,220,000 shares of Vanden's $.001 par value common stock.

     Pursuant to the agreement, Vanden agreed to have cash of $220,000 and no unpaid liabilities at the effective date of the transaction. The exchange was consummated on January 15, 1998. As a condition precedent to the exchange, the Company successfully raised gross proceeds of $825,000 through a private placement of its common stock (see Note 3).

     Following the exchange, the Company's shareholders own approximately 95% of the outstanding common stock of Vanden. The acquisition has been accounted for as a recapitalization of the Company based upon historical cost. Accordingly, the number authorized and issued common shares, par value of common stock and additional paid-in capital have been restated on the balance sheet and the statement of stockholders' equity to give retroactive effect to the recapitalization.

     Issuance of preferred stock:

     On January 15, 1998, the Company issued 3,210,487 shares of its Series A redeemable non-voting, non-cumulative 8% preferred stock in exchange for an aggregate $1,710,487 of notes payable to shareholders and accrued interest, and the $1,500,000 compensation agreement (see Notes 2 and 6).

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

8.   Subsequent events (continued)
     -----------------------------

     Issuance of common stock:

     In connection with the recapitalization effected on January 15, 1998, the Company issued 180,001 shares of its $.001 par value common stock to an unrelated entity for cash of $100 as required by the management advisory services contract (see Note 6). The difference between the fair value of the stock, estimated by the Company to be $2.00 per share, and the exercise price was treated as additional cost of the transaction (merger) and charged to capital, consistent with accounting for the reverse acquisition as a recapitalization. The net effect of this transaction was to record an increase and related decrease to additional paid-in capital of $360,000.

     License agreement:

     In January 1998, the Company entered into an agreement with a director of the Company, whereby the Company granted the director a non-exclusive right to make, import and use the Company's product, Esterom(R), under the Company's licensed patents and to use the Company's confidential information to develop new products that contain the same active ingredients as Esterom(R), but are formulated differently. All rights to the improved products will remain the exclusive property of the Company and the director will receive a two percent royalty on the net sales of all improved products, and a negotiated royalty on new products. The expiration date of this agreement is January 1, 2003.

     Change in tax status:

     The consummation of the stock exchange with Vanden and the issuance of preferred stock in January 1998, resulted in a change in the Company's tax status from an S corporation to a taxable corporation. The effect of the change would be to provide for income tax based upon reported results of operations, and to provide deferred tax assets and liabilities on temporary differences between reported earnings and taxable income. Since the Company has had losses since inception, no change in the results of operations would have occurred, assuming the change in status occurred at the beginning of the periods presented.

     Unaudited pro forma combined balance sheet:

     The following table presents the unaudited pro forma combined balance sheet of the Company and Vanden as though the combination had occurred on December 31, 1997, giving effect to the recapitalization, the private placement and the other subsequent events described above.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

8.   Subsequent events (continued)
     -----------------------------
     Assets:
         Current assets                             $1,034,247
         Other assets                                  266,456
                                                    ----------
                                                    $1,300,703
                                                    ==========
     Liabilities and stockholders' equity:
         Current liabilities                          $428,686
         Other liabilities                             155,495
         Redeemable preferred stock                  3,210,487
         Stockholders' equity (deficit)             (2,493,965)
                                                    ----------
                                                    $1,300,703
                                                    ==========

9.   Proposed management agreement
     -----------------------------

     During March 1998, the Company has been negotiating an agreement with a company experienced in managing pharmaceutical development , including providing assistance in taking pharmaceutical products to the FDA and through the clinical trials and New Drug Application stages of development. The agreement is proposed to have a 33 month term, at the end of which the Company's primary product, Esterom(R), may be approved for marketing. The Company would be required to pay management fees of approximately $900,000 over the term of the agreement, as well as grant stock options to the company within thirty days after execution of the agreement to purchase 450,000 shares of Entropin common stock. The options will have a term of five years from the grant date and an exercise price of $1.50. The options will be exercisable in varying amounts on dates ranging from August 1998 to December 2000.

     The difference between the fair value of the options at date of grant and the exercise price, estimated to be approximately $1,950,000 using the Black-Scholes option- pricing model, will be recorded as additional paid-in capital and unearned stock compensation. The unearned stock compensation will be amortized to expense on a straight-line basis over the 33 month term of the agreement.

                                       ENTROPIN, INC.

                                (A DEVELOPMENT STAGE COMPANY)

                                       BALANCE SHEET

                             December 31, 1997 and March 31, 1998
                                        (Unaudited)

                                          ASSETS
                                          ------

                                                                  1997         1998
                                                                  ----         ----
Current assets:
   Cash                                                        $      291   $  538,506
   Accounts receivable - stockholder                                5,000        5,000
                                                               ----------   ----------
     Total current assets                                           5,291      543,506

Deferred stock offering costs (Note 5)                             10,746            -

Patent costs, less accumulated amortization of
   $40,300 (1997) and $44,800 (1998)                              266,456      261,956
                                                               ----------   ----------
                                                               $  282,493   $  805,462
                                                               ==========   ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

Current liabilities:
   Accounts payable                                            $  329,813   $   31,567
   Advances - stockholders (Note 2)                                98,873            -
                                                               ----------   ----------
     Total current liabilities                                    428,686       31,567

Long-term debt:
   Stockholders (Note 4)                                        1,710,487            -
   Deferred royalty agreement (Note 7)                            155,495      159,067
   Compensation agreement (Note 4)                              1,500,000            -
                                                               ----------   ----------
     Total long-term debt                                       3,365,982      159,067

Commitments (Notes 2 and7)

Series A redeemable preferred stock,
   $.001 par value, 3,210,487 shares
   authorized, 3,210,487 shares issued
   and outstanding (1998)(Note 4)                                       -    3,210,487

Stockholders' equity (deficit) (Note 5):
   Preferred stock, $.001 par value; 10,000,000 shares
     authorized, Series A reported above                                -            -
   Common stock, $.001 par value; 50,000,000 shares
     authorized, 5,220,000 (1997) and 6,000,051 (1998)
     shares issued and outstanding                                  5,220        6,000
   Additional paid-in capital                                   1,043,780    2,061,210
   Deficit accumulated during the development stage            (4,561,175)  (4,662,869)
                                                               ----------   ----------
     Total stockholders' equity (deficit)                      (3,512,175)  (2,595,659)
                                                               ----------   ----------
                                                               $  282,493   $  805,462
                                                               ==========   ==========

                                 See accompanying notes.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

               For the Three Months Ended March 31, 1997 and 1998
      and for the Period from August 27, 1984 (inception) to March 31, 1998
                                  (Unaudited)

                                                                    Cumulative
                                                                   amounts from
                                             1997          1998     inception
                                             ----          ----    ------------
Costs and expenses:
   Research and development               $  37,843     $   3,772   $ 3,756,626
   General and administrative                 6,598        95,372       606,627
   Rent - related party (Note 2)                  -         2,080         2,080
   Depreciation and amortization              3,862         4,500        61,868
                                          ---------     ---------   -----------
     Operating loss                         (48,305)     (105,724)   (4,427,201)

Other  income (expense):
   Interest income                                -         4,509         4,509
   Interest expense                         (36,579)         (479)     (240,177)
                                          ---------     ---------   -----------
     Total other income (expense)           (36,579)        4,030      (235,668)
                                          ---------     ---------   -----------
Net loss                                  $ (84,884)    $(101,694)  $(4,662,869)
                                          =========     =========   ===========
Basic net loss per common share           $    (.02)    $    (.02)  $      (.89)
                                          =========     =========   ===========
Weighted average common shares
   outstanding (Note 6)                   5,220,000     5,870,000     5,232,000
                                          =========     =========   ===========

                            See accompanying notes.

                                           ENTROPIN, INC.
                                   (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                       For the Three Months Ended March 31, 1998 (Unaudited)
                                                                                                      Deficit
                                                                                                     accumulated
                                                                  Common Stock        Additional      during the
                                                              --------------------     paid-in       development
                                                              Shares        Amount     capital          stage
                                                              ------        ------    ----------     -----------
Balance, December 31, 1997                                   5,220,000      $5,220    $1,043,780     $(4,561,175)

   Sale of common stock for cash ($2.75 per share)             300,000         300       797,810               -
     (Note 5)

   Issuance of common stock pursuant to recapitalization
      (Note 5)                                                 480,051         480       219,620               -
   Net loss for the three months ended March 31, 1998                -           -             -        (101,694)
                                                             ---------      ------    ----------     -----------
Balance, March 31, 1998                                      6,000,051      $6,000    $2,061,210     $(4,662,869)
                                                             =========      ======    ==========     ===========






                                                 See accompanying notes.

                                     ENTROPIN, INC.
                              (A DEVELOPMENT STAGE COMPANY)

                                 STATEMENT OF CASH FLOWS

             For the Three Months Ended March 31, 1997 and 1998 and for the
               Period from August 27, 1984 (inception) to March 31, 1998
                                      (Unaudited)

                                                                               Cumulative
                                                                                amounts
                                                                                 from
                                                     1997         1998          inception
                                                     ----         ----         ----------
Cash flows from operating activities:
   Net loss                                        $(84,884)    $(101,694)     $(4,662,869)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation and amortization                   3,862         4,500           61,868
      IBC partner royalty agreement                   4,763         3,572          159,067
      Services contributed in exchange
        for stock                                         -             -          694,000
      Services contributed in exchange for
        compensation agreements                      23,333             -        2,231,678
      Increase in accounts receivable -
        shareholder                                       -             -           (5,000)
      Increase (decease) in accounts payable          3,761      (298,246)          31,567
      Increase in accrued interest                   32,188             -          169,139
      Other                                               -             -              131
                                                   --------     ---------      -----------
      Total adjustments                              67,907      (290,174)       3,342,450
                                                   --------     ---------      -----------
      Net cash used in operations                   (16,977)     (391,868)      (1,320,419)

Cash flows from investing activities:
   Purchase of equipment                                  -             -          (17,207)
   Patent costs                                           -             -         (306,756)
                                                   --------     ---------      -----------
      Net cash used in investing activities               -             -         (323,963)

Cash flows from financing activities:
   Proceeds from recapitalization                         -       220,100          220,100
   Deferred stock offering costs                          -        10,746                -
   Proceeds from sale of common stock                     -       798,110        1,153,110
   Outstanding checks in excess of
    bank balance                                      3,300             -                -
   Proceeds from stockholder loans                        -             -          809,678
   Proceeds from (payments on) stockholder
    advances                                         12,000       (98,873)               -
                                                   --------     ---------      -----------
      Net cash provided by financing
         activities                                  15,300       930,083        2,182,888
                                                   --------     ---------      -----------
Net increase (decrease) in cash                      (1,677)      538,215          538,506

Cash at beginning of period                           1,677           291                -
                                                   --------     ---------      -----------
Cash at end of period                              $      -     $ 538,506      $   538,506
                                                   ========     =========      ===========

                                  See accompanying notes.

                                  ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                 March 31, 1998


The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Certain notes and other information have been condensed or omitted from the interim financial statements presented in this report. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the financial statements reflect all adjustments considered necessary for a fair presentation. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 as filed with the Securities and Exchange Commission.

1.   Organization and summary of significant accounting policies
     -----------------------------------------------------------

     Organization:

     Entropin, Inc., a Colorado corporation, was organized in August 1984, as a pharmaceutical research company developing Esterom(R), a topically applied compound for the treatment of impaired range of motion associated with acute lower back sprain and acute painful shoulder. The Company is considered to be a development stage enterprise as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. Activities from inception include research and development activities, seeking the U.S. Food and Drug Administration (FDA) approval for Esterom(R), as well as fund raising.

     On January 15, 1998, the Company consummated an agreement and plan of merger with Vanden Capital Group, Inc. (Vanden), in which Vanden acquired all of the issued and outstanding common shares of the Company (see Note
     5). The Company was merged into Vanden, and Vanden changed its name to Entropin, Inc. For accounting purposes the acquisition has been treated as a recapitalization of the Company, based upon historical cost, a reverse acquisition with the Company as the acquirer.

     Basis of presentation and management's plans:

     The Company's financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has been primarily involved in research and development activities. This has resulted in significant losses and a stockholders' deficit at March 31, 1998 of $4,662,869. The Company's continued existence is dependent on its ability to obtain the additional funding necessary to complete the FDA approval process for Esterom(R) and market the product.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                 March 31, 1998


1.   Organization and summary of significant accounting policies (continued)
     -----------------------------------------------------------------------

     As described in Note 5, the Company has successfully completed a private placement and a recapitalization of the Company which will provide additional liquidity for the Company for current operations. However, the Company estimates it will require additional funding of up to $8,000,000 over the next three years to successfully complete the FDA approval process. The financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern in its present form.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Deferred stock offering costs:

     Deferred stock offering costs represent costs incurred to December 31, 1997, in connection with the private placement of common stock, more fully discussed in Note 5. Costs incurred as of December 31, 1997 and additional costs incurred subsequent to that date, were charged against the proceeds of the offering.

     Patents:

     Patents are stated at cost less accumulated amortization which is calculated on a straight-line basis over the useful lives of the assets, estimated by management to average 17 years. Research and development costs and any costs associated with internally developed patents (with the exception of legal costs) are expensed in the year incurred.

     Impairment of long-lived assets:

     The Company evaluates the potential impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121,
     ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. The Company annually reviews the amount of recorded long-lived assets for impairment. If the sum of the expected cash flows from these assets is less than the carrying amount, the Company will recognize an impairment loss in such period.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                 March 31, 1998

1.   Organization and summary of significant accounting policies (continued)
     -----------------------------------------------------------------------

     Cash equivalents:

     For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Concentrations of credit risk:

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality financial institutions. At times, the balance at any one financial institution may exceed FDIC limits.

     Reclassifications:

     Certain reclassifications have been made to the 1997 financial statements to conform to the 1998 financial statement presentation.

2.   Related party transactions
     --------------------------

     Lease agreement:

     In February 1998, the Company entered into an office lease arrangement with a shareholder. The lease has a two-year term expiring on February 1, 2000 and a monthly rent of $1,040.

     Advances - stockholders:

     At December 31, 1997, an aggregate of $98,873 had been advanced to the Company by two shareholders. The advances were repaid in January 1998 from proceeds associated with the recapitalization of the Company (see Note 5).

3.   Income taxes
     ------------

     The consummation of the stock exchange with Vanden and the issuance of preferred stock in January 1998 (see Note 5), resulted in a change in the Company's tax status from an S corporation to a taxable corporation. The effect of the change is to provide for income tax based upon reported results of operations, and to provide deferred tax assets and liabilities on temporary differences between reported earnings and taxable income. Since the Company has had losses since inception, no change in the results of operations would have occurred, assuming the change in status occurred at the beginning of the periods presented.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                 March 31, 1998

4.   Redeemable preferred stock
     --------------------------

     On January 15, 1998, the Company issued 3,210,487 shares of its Series A redeemable non-voting, non-cumulative 8% preferred stock in exchange for an aggregate $1,710,487 of notes payable to shareholders and accrued interest, and the $1,500,000 compensation agreement. The annual 8% dividend is based upon a $1.00 per share value, and is only payable out of earnings.

5.   Stockholders' equity
     --------------------

     Recapitalization:

     On December 9, 1997, the Company entered into an agreement and plan of merger with Vanden to exchange all of the issued and outstanding common shares of the Company, in exchange for 5,220,000 shares of Vanden's $.001 par value common stock, a reverse acquisition.

     Pursuant to the agreement, Vanden agreed to have cash of $220,000 and no unpaid liabilities at the effective date of the transaction. The exchange was consummated on January 15, 1998. In connection with the recapitalization, the Company issued 180,001 shares of its $.001 par value common stock for cash of $100 and options to purchase an additional 180,001 shares of common stock for $2.80 per share, as required by a management advisory services contract as compensation for arranging a merger or acquisition acceptable to the Company. The difference between the fair value of the stock, estimated by the Company to be $2.00 per share, and the purchase price for the initial 180,001 shares was treated as additional cost of the merger and changed to capital, consistent with accounting for the reverse acquisition as a recapitalization. The net effect of this transaction was to record an increase and related decrease to additional paid-in capital of $360,000. The remaining options to acquire 180,001 shares are exercisable for a five-year period.

     Following the exchange, the Company's shareholders own approximately 95% of the outstanding common stock of Vanden. The reverse acquisition has been accounted for as a recapitalization of the Company based upon historical cost. Accordingly, the number authorized and issued common shares, par value of common stock and additional paid-in capital have been restated on the balance sheet and the statement of stockholders' equity to give retroactive effect to the recapitalization.

     Private placement:

     On January 15, 1998, the Company completed a private placement of 300,000 shares of its $.001 par value common stock for gross proceeds of $825,000, $2.75 per share.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                 March 31, 1998


6.   Loss per share
     --------------

     Basic net loss per share is based on the weighted average number of shares outstanding during the periods. Shares issued for nominal consideration are considered outstanding since inception. Diluted loss per share has not been presented as exercise of the outstanding stock options would have an anti-dilutive effect.

7.   Commitments
     -----------

     Compensation agreements:

     In 1993, the Company entered into a 30 year compensation agreement with I.B.C. limited partners owning 64.28% of the limited partnership. The
     I.B.C. Limited Partnership participated in the early development of Estrom(R) (the medicine) and owned the patent rights to three patents and all intellectual property rights. Under the terms of the Agreement, the Company acquired all of the patent and intellectual property rights in exchange for certain compensation to the limited partners, which is dependent upon the Company's receipt of a marketing partners technological access fee and royalty payments. The partnership was subsequently dissolved. Compensation under the agreement includes a bonus payment of $96,420 to be paid at the time the Company is reimbursed by a drug company for past expenses paid for development of the medicine, as well as 64.28% of a decreasing payment rate (3% to 1%) on cumulative annual royalties received by the Company. As of March 31, 1998 , no liabilities have been accrued with respect to this agreement.

     In a separate agreement with a former I.B.C. limited partner, the Company has agreed to pay the partner 35.72% of a decreasing earned payment (3% to 1% on cumulative annual sales of products by the Company) until October 10, 2004. From October 10, 2004 until October 10, 2014, the Company will pay the partner 17.86% of the earned payment. In accordance with the agreement, the Company has agreed to pay the former limited partner the amount of $40,000 and a minimum earned payment of $3,572 per calendar quarter beginning on December 1, 1989. Such minimum earned payment is to be evidenced by a promissory note issued each quarter and payable when the Company is either reimbursed for expenses paid for the development of the medicine or from the first income received from the Company from net sales of the medicine. The quarterly payments are to be applied against the earned payment to be received by the limited partner. As of December 31, 1997, and March 31, 1998, the total liability accrued with respect to this agreement totaled $155,495 and $159,067, respectively.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                 March 31, 1998


7.   Commitments (continued)
     -----------------------

     Development and Supply Agreements:

     On January 1, 1997, the Company entered into 10 year Development and Supply Agreements with Mallinckrodt, Inc. to develop all of the chemistry, manufacturing and controls to comply with the drug master file of the Food and Drug Administration as well as supply the bulk active product for marketing. In exchange for these services, Mallinckrodt will receive exclusive rights as a supplier of the bulk active product to the Company in North America. For the first year ended December 31, 1997, the contract price of the ingredient will be fixed based on the number of liters ordered by the Company. Subsequent to December 31, 1997, the cost per liter will be adjusted based on changes in the price of the components in the bulk active product.

     In addition, pursuant to the agreement, the Company has granted Mallinckrodt a right of first refusal to supply the Company's requirements of the bulk active product in all other parts of the world outside of North America.

     License Agreement:

     In January 1998, the Company entered into an agreement with a director of the Company, whereby the Company granted the director a non-exclusive right to make, import and use the Company's product, Esterom(R), under the Company's licensed patents and to use the Company's confidential information to develop new products that contain the same active ingredients as Esterom(R), but are formulated differently. All rights to the improved products will remain the exclusive property of the Company and the director will receive a two percent royalty on the net sales of all improved products, and a negotiated royalty on new products. The expiration date of this agreement is January 1, 2003.

     Management agreement:

     During April 1998, the Company entered into an agreement with the Western Center for Clinical Studies, Inc. (WCCS), a company experienced in managing pharmaceutical development, including providing assistance in taking pharmaceutical products to the FDA and through the clinical trials and New Drug Application stages of development. The Company is required to pay management fees of $880,400 over the 33 month term of the agreement, as well as grant stock options to WCCS within thirty days after execution of the agreement to purchase 450,000 shares of Entropin common stock. The options will have a term of five years from the grant date and an exercise price of $1.50. The options will be exercisable in varying amounts on dates ranging from August 1998 to December 2000.

                                ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                 March 31, 1998


7.   Commitments (continued)
     -----------------------

     The difference between the fair value of the options at date of grant and the exercise price, totaling approximately $1,950,000 using the
     Black-Scholes option - pricing model, will be recorded as additional paid-in capital and unearned stock compensation. The unearned stock compensation will be amortized to expense on a straight-line basis over the 33 month term of the agreement.

8.   Subsequent events
     -----------------

     Amendment to management advisory agreement:

     On May 5, 1998, the Company amended an existing management advisory services agreement with an organization to extend the agreement through October 28, 2000 and to provide a monthly fee of $5,000 to the organization through April 1, 1999. As additional compensation, the organization was granted an option to purchase up to 100,000 shares of the Company's $.001 par value common stock at a purchase price of $4.00 per share. The rights granted under the stock option are exercisable if written notice of a right to exercise the option is given by the Company to the organization on or before 180 days from May 5, 1998.

     Private placement of preferred stock:

     In June 1998, the Company commenced a private placement of 400,000 shares of Series B preferred stock at $5.00 per share. The Company anticipates incurring $140,000 of expenses associated with the private placement resulting in net proceeds of $1,860,000. The Series B preferred stock is designated as redeemable 10% cumulative non-voting convertible preferred stock with $.001 par value. Dividends will accrue at the rate of $.50 per share per annum and will be paid annually in arrears commencing July 15, 1998. At the Company's election, annual dividends may be paid in cash and/or in shares of the Company's common stock valued at $5.00 per share.

                                 ENTROPIN, INC.




                                _________ Shares









                                   PROSPECTUS











                                __________, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

A. The Colorado Business Corporation Act (the "Act") allows indemnification of directors, officers, employees and agents of the Company against liabilities incurred in any proceeding in which an individual is made a party because he was a director, officer, employee or agent of the Company if such person conducted himself in good faith and reasonable believed his actions were in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the Board of Directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses. In addition, the Company's By-Laws provide that the Company shall have the power to indemnify its officers, directors, employees and agents to the extent permitted by the Act.

     Specifically, the Act provides as follows:

     "7-109-102. Authority to indemnify directors.

          (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

               (a) The person conducted himself or herself in good faith; and

               (b) The person reasonably believed:

                    (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

                    (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

               (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

          (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

          (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

          (4) A corporation may not indemnify a director under this section:

               (a) In  connection  with a  proceeding  by or in the right of the
          corporation  in  which  the  director  was  adjudged   liable  to  the
          corporation; or

               (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

          (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     7-109-103. MANDATORY INDEMNIFICATION OF DIRECTORS.

          Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     7-109-105. COURT-ORDERED INDEMNIFICATION OF DIRECTORS.

          (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

               (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

               (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102(1) or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     7-109-106. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION OF DIRECTORS.

          (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received and the determination required by section 7-109-104(1)(c) has been made.

          (2) The determinations required by subsection (1) of this section shall be made:

               (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

               (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

          (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1)of this section shall be made:

               (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

               (b) By the shareholders.

          (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

     7-109-107. INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS.

          (1) Unless otherwise provided in the articles of incorporation:

               (a) An officer is entitled  to  mandatory  indemnification  under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

               (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

               (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     7-109-108. INSURANCE.

          A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     7-109-109. LIMITATION OF INDEMNIFICATION OF DIRECTORS.

          (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

          (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     7-109-110. NOTICE TO SHAREHOLDERS OF INDEMNIFICATION OF DIRECTOR.

          If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action."

B. Article VIII of the Registrant's Amended and Restated Articles of Incorporation provides for the elimination of personal liability for monetary damages for the breach of fiduciary duty as a director except for liability (i) resulting from a breach of the director's duty of loyalty to the Registrant or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for approving payment of distributions to shareholders to the extent that any such actions are illegal under the Act; or (iv) for any transaction from which a director derives an improper personal benefit. This Article further provides that the personal liability of the Registrant's directors shall be eliminated or limited to the fullest extent permitted by the Act.

     On January 29, 1998, the Company obtained Directors and Officers indemnity liability insurance coverage, including securities coverages, in the amount of $3,000,000 which indemnifies the Company against claims, as well as provides coverage against any claims against the officers and directors of the Company which (i) the Company is not legally permitted or required to pay or (ii) when the Company is legally required or permitted to pay such loss as indemnity to the Directors and Officers but cannot in fact pay such loss due solely to the financial insolvency of the Company.

     There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being or may be sought, and the Company is not aware of any other pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered.


       Registration and filing fee ............................     $ 13,388.00

       Printing . . . . . . . .................................        1,000.00
       Edgar costs ............................................        1,000.00
       Accounting fees and expenses ...........................        3,000.00
       Legal fees and expenses ................................       25,000.00
       Blue Sky fees and filing fees ..........................        7,500.00
       Postage and Delivery ...................................        1,500.00
       Miscellaneous ..........................................          350.00
                                                                   ------------

       Total ..................................................     $ 52,738.00
                                                                    ===========


     All amounts listed above, except for the registration fees, are estimates. All expenses itemized above will be paid by the Registrant. Sales agent discounts and commissions to any brokers or dealers will be borne by the Selling Shareholders for the Shares offered by the Selling Shareholders.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, the Registrant and Old Entropin issued securities to the following persons for the cash or other consideration indicated in transactions that were not registered under the 1933 Act.

                  January 1998 Private Placement (Old Entropin)
                  ---------------------------------------------

                                No. of Shares of
Name                              Common Stock         Consideration Received
----                            ----------------       ----------------------

Suzanne Oliphant                      10,000                   $27,500
Albert W. White                       10,000                   $27,500
Stephen H. West                       20,000                   $55,000
C. Richard Harrison                   10,000                   $27,500
Jeanette Y. Mihaly                    20,000                   $55,000
Joy Ann Svenson                       10,000                   $27,500
Richard L. Monfort                   180,000                  $495,000
David T. Treadwell                    10,000                   $27,500

David Bressler                         5,000                   $13,750
Gerald Olesh                          10,000                   $27,500
Arthur Kassoff                        10,000                   $27,500
Armond A. Azharian                     5,000                   $13,750
                                     -------                  --------
        Total                        300,000                  $825,000
                                     =======                  ========

     The offers and sales set forth in I above were made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and/or Regulation D and Rule 506 adopted thereunder. All of the purchasers are known by Old Entropin's (now the Registrant's) Chairman, Higgins D. Bailey, or were referred to him by other purchasers in this offering. Based upon the written representations made by the purchasers and other information known to the Registrant, the Registrant believes all of the purchasers were Accredited Investors as that term is defined in Rule 501 of Regulation D. No broker/dealers were involved in the sale and no commissions were paid. All purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

                                       II.

     In November 1997, Old Entropin issued an 8% note in the principal amount of $1,500,000 maturing December 31, 2000 payable to James E. Wynn as compensation for research and development services provided since the inception of the Company. In January 1998, Old Entropin converted this obligation to 1,500,000 shares of its redeemable 8% non-voting, non-cumulative Series A preferred stock, at $1.00 per share. The issuance of the promissory note and the subsequent conversion into shares of Series A preferred stock were made in reliance upon the exemption from registration provided by Section 4(2) of the Act. The purchaser represented that he acquired the securities for investment, and all certificates issued to the purchaser were impressed with a restrictive legend advising that the shares represented by certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

                                      III.

                       Debt/Equity Exchange (Old Entropin)
                       -----------------------------------

                             No. of Shares of Series
       Name                     A Preferred Stock        Consideration Received
       ----                  -----------------------     ----------------------

Higgins D. Bailey                     178,000                   $178,000
Lowell M. Somers                      822,446                   $822,446
Thomas T. Anderson Trust              710,041                   $710,041
                                    ---------                 ----------
      Total                         1,710,487                 $1,710,487
                                    =========                 ==========

     Old Entropin had accrued $1,710,487, including interest, in long-term debt owed to the abovementioned stockholders at December 31, 1996 and 1997. On January 15, 1998, Old Entropin converted all of such long-term debt plus accrued interest to 1,710,487 shares of Old Entropin's redeemable 8% non-voting, non-cumulative Series A Preferred Stock at $1 per share, for a total of $1,710,487. The issuance of the shares of Series A preferred stock was made in reliance upon the exemption from registration provided by Section 4(2) of the Act. The purchasers represented that they acquired the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

                                       IV.

     In  December,  1997,  Old Entropin  entered  into an  agreement  with LMU &
Company ("LMU"). As partial consideration for LMU's services under the agreement, Old Entropin issued an option to purchase 180,001 shares of Old Entropin's common stock, exercisable for cash of $100. The issuance of the option to LMU was made in reliance upon the exemption from registration provided by Section 4(2) of the Act. No broker/dealers were involved in the sale and no commissions were paid. LMU represented that LMU acquired the option for investment and not with a view to distribution. LMU exercised its option in January 1998. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's transfer agent.

                                       V.

                     January 1998 Vanden-Old Entropin Merger
                     ---------------------------------------

     On January 15, 1998, in order to consummate the Agreement and Plan of Merger with Entropin, Inc., a California corporation ("Old Entropin"), the Registrant issued 5,700,001 shares of its Common Stock, $.001 par value per share, and 3,210,487 shares of the Company's redeemable 8% non-voting, non-cumulative Preferred Stock, $.001 par value per share, in exchange for all of the issued and outstanding shares of Common Stock and Preferred Stock of Old Entropin on a one-for-one basis, as follows:

                                                                                   Consideration Received
                                                                                        No. of Old
                                                   No. of Shares                     Entropin Shares
                                            ----------------------------        -----------------------------
Name
----                                                           Series A                            Series A
                                            Common             Preferred         Common            Preferred
                                            ------             ---------         ------            ---------
Caroline T. Somers                         1,145,793                            1,145,793

Higgins D. & Shirley A. Bailey             1,404,093                            1,404,093

Higgins D. Bailey, Pledge                  1,404,093                            1,404,093

Higgins D. Bailey                                               178,000                              178,000

Chandler G. Brown                            257,085                              257,085

CapMac Eighty-Two LP                          73,130                               73,130

Milton D. McKenzie, Trustee for
The Milton D. McKenzie
Revocable Trust                              102,834                              102,834

Milton D. McKenzie                            52,632                               52,632

James E. Wynn                                518,085          1,500,000           518,085          1,500,000

CKC Partners                                  78,300                               78,300

Danny and Nancy Yu                            10,000                               10,000

Brent and Marlene Jackson                     50,000                               50,000

William J. Currin                             10,000                               10,000

Jacquelyn D. Anderson Baker                    5,455                                5,455

Interstate Johnson Lane Corp.                 10,000                               10,000

Dennis K. Metzler                              5,000                                5,000

Jerry L. And Nancy Sands                       1,000                                1,000

The Macy Family Trust                         10,000                               10,000

Dewey H. And Virginia Crim                    20,000                               20,000

James W. Toot                                  7,500                                7,500

                                      II-9

                                                                                  Consideration Received
                                                                                        No. of Old
                                                   No. of Shares                      Entropin Shares
                                            ----------------------------        -----------------------------
Name
----                                                           Series A                            Series A
                                            Common             Preferred         Common            Preferred
                                            ------             ---------         ------            ---------
Robert L. Simpson                              5,000                                5,000

Gladys F. Decker & Deloras D.
Hunter, Trustees for Gladys F.
Decker Trust No. 1                            20,000                               20,000

Donald Hunter, Trustee of the
Donald Hunter Residuary Marital
Trust                                         80,000                               80,000

Deloras Decker Hunter, Trustee
of the Deloras Decker Hunter
Generation Skipping Trust                     10,000                               10,000

Lowell M. Somers                                                822,446                              822,446

Thomas T. Anderson Trust                                        710,041                              710,041

The Underwood Family Partners                 60,001                               60,001

Steven C. & Lynn T. Quoy                      60,000                               60,000

Suzanne Oliphant                              10,000                               10,000

Albert W. White                               10,000                               10,000

Stephen H. West                               20,000                               20,000

C. Richard Harrison                           10,000                               10,000

Jeanette Y. Mihaly                            20,000                               20,000

Joy Ann Svenson                               10,000                               10,000

Richard L. Monfort                           180,000                              180,000

David T. Treadwell                            10,000                               10,000

David Bressler                                 5,000                                5,000

Gerald Olesh                                  10,000                               10,000

Arthur Kassoff                                10,000                               10,000

                                                                                   Consideration Received
                                                                                        No. of Old
                                                   No. of Shares                      Entropin Shares
                                            ----------------------------        -----------------------------
Name
----                                                           Series A                            Series A
                                            Common             Preferred         Common            Preferred
                                            ------             ---------         ------            ---------
Armond A. Azharian                             5,000                                5,000
                                           ---------          ---------         ---------          ---------
     TOTAL                                 5,700,001          3,210,487         5,700,001          3,210,487
                                           =========          =========         =========          =========

     The exchange of Old Entropin shares for shares of the Registrant was effected under the exemption from registration provided under Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder, for transactions not involving a public offering. Based upon the written representations made by the investors and other information known to the Registrant, the Registrant believes all of the investors were accredited investors as that term is defined in Rule 501 of Regulation D. All investors represented that they purchased the securities for investment, and all certificates issued to the investors were impressed with a restrictive legend advising that the shares represented by certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. No broker/dealers were involved with the exchange, and no commissions were paid. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's transfer agent.

ITEM 27.  EXHIBITS AND FINANCIAL SCHEDULES

     The following is a complete list of exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.

 Exhibit
 Number           Description

3.1            Articles of Incorporation(1)

3.2            Bylaws(1)

3.3 Articles of Merger, as filed with the Colorado Secretary of State on January 15, 1998 (2)

3.4 Amended and Restated Articles of Incorporation, as filed with the Colorado Secretary of State on January 15, 1998, as correct.(2)

3.5 Amended Articles of Incorporation, as filed with the Colorado Secretary of State on July 20, 1998, as correct.(2)

4.3 Specimen copy of stock certificate for Common Stock,$.001par value; Specimen copy of stock certificate for Series A Preferred Stock,$.001par value (2)

5.1            Form of Opinion of Brenman Bromberg & Tenenbaum, P.C.

10.1           Stock Option Plan(1)

10.2           Stock Bonus Plan(1)

10.3 Agreement and Plan of Merger, dated December 9, 1997 between Vanden Capital Group, Inc. and Entropin, Inc.(2)

10.4 Agreement dated January 1, 1997, between the Registrant and Mallinckrodt, Inc. (Development and Supply Agreement)(4)

10.5 Lease Agreement, dated February 1, 1998, between the Registrant and Thomas T. Anderson(4)

10.6 License Agreement dated January 1, 1998, between the Registrant and Dr. James E. Wynn (4)

10.7 Assignment of Patent #4,556,663 dated September 24, 1992, by Lowell M. Somers, M.D. to Entropin, Inc(4)

10.8 Assignment of Patent #4,512,996 dated September 24, 1992, by Lowell M. Somers, M.D. to Entropin, Inc (4)

10.9 Assignment of Patent #4,469,700 dated September 24, 1992, by Lowell M. Somers, M.D. to Entropin, Inc.(4)

10.10 Assignment of rights in the application for Letters Patent under Serial Number 07/999,307 by Lowell M. Somers and James E. Wynn to Entropin, Inc., dated February 16, 1993(4)

10.11 Assignment of rights in the application for Letters Patent under Serial Number 08/260,054 by Lowell M. Somers and James E. Wynn to Entropin, Inc., dated July 29, 1994 (4)

10.12 Agreement dated April 18, 1998 by and between the Registrant and the Western Center for Clinical Studies, Inc.(5)

10.13          Agreement Among Shareholders

16.0 Statement from Schumacher & Associates, the prior certifying accountant in response to the information disclosed in the Company's Form 8-K dated March 25, 1998, captioned "Changes in Registrant's Certifying Accountant" (3)

24.1           Consent  of Brenman  Bromberg  &  Tenenbaum,  P.C.  (included  in
               Exhibit 5)

24.2           Consent of Causey Demgen & Moore Inc.

27             Financial Data Schedule

-----------

(1) Incorporated by reference from the like numbered exhibits filed with the Registrant's Registration Statement on Form S-1, No. 33-23693 effective October 21, 1989.
(2) Incorporated by reference from the like numbered exhibits filed with the Registrant's Current Report on Form 8-K, as amended, dated January 15, 1998.
(3) Incorporated by reference from an exhibit numbered 4.0 as filed with the Registrant's Current Report on Form 8-K, as amended, dated March 25, 1998.
(4) Incorporated by reference from the like numbered exhibits filed with the Registrant's Annual Report on Form 10K-SB, dated April 15, 1998, as amended.
(5) Incorporated by reference from the like numbered exhibit filed with the Registrant's Current Report on Form 8-K, dated April 23, 1998.

ITEM 28.  UNDERTAKINGS

The undersigned Registrant will:

     (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.




     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado on July 21, 1998.

                                     ENTROPIN, INC.



                                     By: /s/ Higgins D. Bailey
                                         --------------------------------------
                                         Higgins D. Bailey, Chairman


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signatures                                Title                      Date
----------                                -----                      ----


 /s/ Higgins D Bailey               Chairman of the Board        July 21, 1998
---------------------------         of Directors, CEO, CFO
Higgins D. Bailey                   and Director

 /s/ Daniel L. Azarnoff             President and Director       July 21, 1998
---------------------------
Daniel L. Azarnoff


 /s/ Wellington A. Ewen             Chief Financial Officer      July 21, 1998
---------------------------
Wellington A. Ewen


 /s/ Donald Hunter                  Secretary and Director       July 21, 1998
---------------------------
Donald Hunter


 /s/ Dewey H. Crim                  Treasurer and Director       July 21, 1998
---------------------------
Dewey H. Crim


/s/ James E. Wynn                   Director                     July 21, 1998
---------------------------
James E. Wynn